Exhibit 10.2

CREDIT AND GUARANTY AGREEMENT

dated as of June 23, 2023
among

CHENIERE ENERGY PARTNERS, L.P.,
as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,
as Subsidiary Guarantors,

VARIOUS LENDERS,

SOCIÉTÉ GÉNÉRALE, NATIXIS, NEW YORK BRANCH, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH AND WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Issuing Banks,

MUFG BANK, LTD.,
as Coordinating Lead Arranger,

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, BANCO SANTANDER, S.A., NEW YORK BRANCH, BANK OF AMERICA, N.A., BANK OF CHINA, NEW YORK BRANCH, CANADIAN IMPERIAL BRANCH OF COMMERCE, NEW YORK BRANCH, CHINA MERCHANTS BANK CO., LTD., NEW YORK BRANCH, CITIBANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DBS BANK, LTD., GOLDMAN SACHS BANK USA, HSBC BANK USA, N.A., INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, ING CAPITAL LLC, INTESA SANPAOLO S.P.A., NEW YORK BRANCH, JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD., MORGAN STANLEY BANK, N.A., NATIXIS, NEW YORK BRANCH, ROYAL BANK OF CANADA, STANDARD CHARTERED BANK, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, TRUIST SECURITIES INC., and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers,

MUFG BANK, LTD.,
SG AMERICAS SECURITIES, LLC
as Joint Bookrunners

and

MUFG BANK, LTD.,
as Administrative Agent
______________________________________________________

$1,000,000,000 Revolving Commitments

_______________________________________________________

TABLE OF CONTENTS
Page

SECTION 1.	DEFINITIONS AND INTERPRETATION	1
1.1	Definitions.	1
1.2	Accounting Terms.	37
1.3	Interpretation, Etc.	37
1.4	Rates	38
1.5	Letter of Credit Amounts.	38
1.6	Timing of Payment or Performance.	38
1.7	Negative Covenant Compliance and Other Calculations.	38
1.8	Certifications.	39
1.9	Rounding.	39
1.10	Classification of Loans and Borrowings	39

SECTION 2.	LOANS AND LETTERS OF CREDIT	39
2.1	Loans.	39
2.2	Requests for Borrowings	40
2.3	Letters of Credit.	41
2.4	Pro Rata Shares; Availability of Funds.	51
2.5	Use of Proceeds.	52
2.6	Evidence of Debt; Lenders’ Books and Records; Notes.	52
2.7	Interest on Loans.	53
2.8	Conversion/Continuation.	55
2.9	Default Interest.	56
2.10	Fees.	56
2.11	Voluntary Prepayments; Commitment Reductions.	57
2.12	Mandatory Prepayments.	58
2.13	Application of Prepayments.	58
2.14	General Provisions Regarding Payments.	58
2.15	Ratable Sharing.	59
2.16	Making or Maintaining SOFR Rate Loans.	60
2.17	Increased Costs; Capital Adequacy.	62
2.18	Taxes; Withholding, Etc.	64
2.19	Obligation to Mitigate.	68
2.20	Defaulting Lenders.	68
2.21	Removal or Replacement of Lenders	71
2.22	Permitted Refinancing Debt	72
2.23	Additional Secured Indebtedness	73
2.24	Additional Unsecured Indebtedness	74
2.25	Increase of Revolving Commitments.	75
2.26	Currency Matters	77
2.27	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	77
2.28	Amend and Extend	77
2.29	Acknowledgement Regarding Any Supported QFCs	79
2.30	Effect of Benchmark Replacement.	80

SECTION 3.	CONDITIONS PRECEDENT	82
3.1	Closing Date	82
3.2	Conditions to Each Credit Extension not on the Closing Date.	83
3.3	Notices	84

(i)

Page

SECTION 4.	REPRESENTATIONS AND WARRANTIES	84
4.1	Organization; Powers	84
4.2	Authorization; Enforceability	84
4.3	No Conflict	85
4.4	Governmental Approvals	85
4.5	Financial Statements; No Material Adverse Effect.	85
4.6	Litigation and Environmental Matters.	85
4.7	Investment Company Status	86
4.8	Taxes	86
4.9	Employee Matters	86
4.10	ERISA	86
4.11	Disclosure	87
4.12	Subsidiaries	88
4.13	Margin Stock	88
4.14	Sanctions; Anti-Corruption Laws; PATRIOT Act	88
4.15	Title to Properties	89
4.16	Solvency	89

SECTION 5.	AFFIRMATIVE COVENANTS	89
5.1	Financial Statements and Other Reports	89
5.2	Existence	91
5.3	Compliance with Laws	91
5.4	Insurance	91
5.5	Maintenance of Properties	91
5.6	Payment of Taxes	91
5.7	Use of Proceeds	91
5.8	Access	91
5.9	Sanctions; Anti-Corruption Laws.	92
5.10	Subsidiaries	92

SECTION 6.	NEGATIVE COVENANTS	92
6.1	Indebtedness	92
6.2	Liens	92
6.3	Fundamental Changes	92
6.4	Distributions	93
6.5	Hedging	93
6.6	Transactions with Affiliates	93

SECTION 7.	GUARANTY	94
7.1	Guaranty of the Obligations	94
7.2	Contribution by Guarantors	94
7.3	Payment by Guarantors	95
7.4	Liability of Guarantors Absolute	95
7.5	Waivers by Guarantors	97
7.6	Guarantors’ Rights of Subrogation, Contribution, Etc	98
7.7	Subordination of Other Obligations	98
7.8	Continuing Guaranty	99
7.9	Authority of Guarantors or Borrower	99
7.10	Financial Condition of the Borrower	99

(ii)

Page

7.11	Bankruptcy, Etc.	99
7.12	Discharge of Guaranty Upon Sale of Guarantor	100
7.13	Keepwell.	100

SECTION 8.	EVENTS OF DEFAULT	100
8.1	Events of Default	100

SECTION 9.	AGENTS	103
9.1	Appointment of Agent	103
9.2	Powers and Duties	104
9.3	General Immunity.	104
9.4	Agents Entitled to Act as Lender	105
9.5	Lenders’ Representations, Warranties and Acknowledgment.	105
9.6	Right to Indemnity	106
9.7	Successor Administrative Agent.	106
9.8	Guaranty.	107
9.9	Withholding Taxes	108
9.10	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	108
9.11	Certain ERISA Matters.	109

SECTION 10.	MISCELLANEOUS	110
10.1	Notices.	110
10.2	Reserved.	112
10.3	Expenses	112
10.4	Indemnity.	113
10.5	Set Off.	115
10.6	Amendments and Waivers.	115
10.7	Successors and Assigns; Participations.	118
10.8	Independence of Covenants.	122
10.9	Survival of Representations, Warranties and Agreements.	123
10.10	No Waiver; Remedies Cumulative.	123
10.11	Marshalling; Payments Set Aside.	123
10.12	Severability.	124
10.13	Obligations Several; Independent Nature of Lenders’ Rights.	124
10.14	Headings.	124
10.15	APPLICABLE LAW.	124
10.16	CONSENT TO JURISDICTION	125
10.17	WAIVER OF JURY TRIAL.	125
10.18	Confidentiality.	126
10.19	Usury Savings Clause.	127
10.20	Effectiveness; Counterparts.	128
10.21	Entire Agreement.	128
10.22	Patriot Act.	128
10.23	Electronic Execution of Assignments.	128
10.24	No Fiduciary Duty.	128
10.25	Erroneous Payments.	130
10.26	Restricted Lenders	133

(iii)

APPENDICES:	A	Revolving Commitments
	B	Notice Addresses

SCHEDULES:	I	Knowledge Parties
	4.11	Subsidiaries

EXHIBITS:	A-1	Borrowing Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B	Promissory Note
	C	Compliance Certificate
	D E	New Lender Agreement Assignment Agreement
	G	Commitment Increase Agreement
	H I	Counterpart Agreement Subordination Agreement
	J-1 J-2 J-3 J-4	Form of U.S. Tax Compliance Certificate Form of U.S. Tax Compliance Certificate Form of U.S. Tax Compliance Certificate Form of U.S. Tax Compliance Certificate

CREDIT AND GUARANTY AGREEMENT
This CREDIT AND GUARANTY AGREEMENT, dated as of June 23, 2023, is entered into by and among CHENIERE ENERGY PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), and CERTAIN SUBSIDIARIES OF THE BORROWER, as Subsidiary Guarantors, the Lenders party hereto from time to time, the Issuing Banks party hereto from time to time, MUFG BANK, LTD., as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”), with MUFG BANK, LTD., as sole Coordinating Lead Arranger (in such capacity, the “Coordinating Lead Arranger”), MUFG BANK, LTD. and SG AMERICAS SECURITIES, LLC, as Joint Bookrunners (in such capacity, the “Joint Bookrunners”).
RECITALS:
WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 (Definitions) hereof;
WHEREAS, the Borrower and, inter alia, the lenders and issuing banks party thereto entered into that certain Credit and Guaranty Agreement dated May 29, 2019 (as amended prior to the date hereof, the “Existing Revolving Credit Facility Agreement”) to extend certain credit facilities to the Borrower consisting of $750,000,000 aggregate principal amount of term loans (which have been paid in full) and $750,000,000 aggregate principal amount of revolving commitments;
WHEREAS, the Borrower wishes to replace the Existing Revolving Credit Facility Agreement and has requested the Lenders to provide loans and the Issuing Banks to provide letters of credit, and the Lenders and Issuing Banks have agreed to extend certain revolving and letter of credit facilities to the Borrower consisting of $1,000,000,000 aggregate principal amount of Revolving Commitments;
WHEREAS, the proceeds of the revolving loans and letters of credit borrowed or issued under the Revolving Commitments will be used (i) to refinance any outstanding loans or letters of credit under the Existing Revolving Credit Facility Agreement, (ii) to pay fees and expenses related to this Agreement, and (iii) for the general corporate purposes of the Borrower and its Subsidiaries;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.DEFINITIONS AND INTERPRETATION
1.1Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Secured Indebtedness” has the meaning set forth in Section 2.23 (Additional Secured Indebtedness).

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“Additional Secured Revolving Indebtedness” has the meaning set forth in Section 2.23 (Additional Secured Indebtedness).
“Additional Secured Term Indebtedness” has the meaning set forth in Section 2.23 (Additional Secured Indebtedness).
“Additional Unsecured Indebtedness” has the meaning set forth in Section 2.24 (Additional Unsecured Indebtedness).
“Additional Unsecured Revolving Indebtedness” has the meaning set forth in Section 2.24 (Additional Unsecured Indebtedness).
“Additional Unsecured Term Indebtedness” has the meaning set forth in Section 2.24 (Additional Unsecured Indebtedness).
“Administrative Agent” as defined in the preamble hereto.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is Controlled by any such member or trust. Notwithstanding the foregoing, the definition of “Affiliate” shall not encompass (a) any individual solely by reason of his or her being a director, officer, manager or employee of any Person and (b) no Agent or Lender shall be deemed to be an Affiliate of any Loan Party solely as a result of its capacity as such.
“Agent(s)” means each of (a) Administrative Agent, (b) Arrangers and (c) any other Person appointed under the Financing Documents to serve in an agent or similar capacity.
“Agent Affiliates” as defined in Section 10.1(b) (Electronic Communications).
“Aggregate Amounts Due” as defined in Section 2.15 (Ratable Sharing).
“Agreement” means this Credit and Guaranty Agreement, dated as of the Closing Date.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) the sum of the Term SOFR Rate for a one-month tenor in effect on such date plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate, as the case may be.
“Anti-Corruption Laws” as defined in Section 4.14 (Sanctions; Anti-Corruption Laws; PATRIOT Act).

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“Anti-Terrorism and Money Laundering Laws” means any of the following (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the US Code of Federal Regulations), (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the USA Patriot Act of 2001 (Pub. L. No. 107-56), (f) the U.S. Money Laundering Control Act of 1986, (g) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (h) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (i) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (j) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), (k) any other similar federal Government Rule having the force of law and relating to money laundering, terrorist acts or acts of war, and (l) any regulations promulgated under any of the foregoing.
“Applicable Facility LNG Sale and Purchase Agreements” has the meaning set forth in the SPL Credit Facility.
“Applicable Margin” means, on any day, with respect to Loans that are Term SOFR Loans or ABR Loans, the percent per annum set forth below under the caption “Applicable Margin for Term SOFR Loans” and “Applicable Margin for ABR Loans,” respectively, based upon the level corresponding to the Designated Ratings by the Rating Agencies applicable on such date:

Pricing Grid
Level	Designated Rating	Applicable Margin for Term SOFR Loans (% p.a.)	Applicable Margin for ABR Loans (% p.a.)	Commitment Fee (% p.a.)
I	Baa1/BBB+/BBB+ or Higher	1.125%	0.125%	0.10%
II	Baa2/BBB/BBB	1.25%	0.25%	0.15%
III	Baa3/BBB-/BBB-	1.50%	0.50%	0.20%
IV	Ba1/BB+/BB+	1.75%	0.75%	0.25%
V	Ba2/BB/BB or Lower	2.00%	1.00%	0.30%

For purposes of the foregoing, (a) if the Designated Ratings are split, the highest of such ratings shall apply, provided that if such ratings differ by two or more levels, the applicable level shall be deemed to be one level below the higher of such levels; (b) if only one Rating Agency issues a Designated Rating, such rating shall apply; (c) if there is no Designated Rating from a Rating Agency but another ratings agency has assigned a rating to the Borrower’s long-term senior unsecured debt rating, the equivalent rating provided by such other ratings agency shall apply; (d) if no Rating Agency has assigned a rating to the Borrower’s long-term senior unsecured debt, the applicable Level shall be the Level that corresponds to the corporate family rating of the Borrower assigned by one or more Rating Agencies, if available; (e) if no Rating Agency has

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assigned a rating to the Borrower’s long-term senior unsecured debt or assigned a corporate family rating to the Borrower, the applicable Level shall be “Level V”; and (f) if the Designated Rating established by any of the Rating Agencies shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. If the rating system of any Rating Agency shall change, or if any of the Rating Agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith if necessary to amend this provision to reflect such changed rating system or the unavailability of Designated Ratings from such Rating Agencies and, pending the effectiveness of any such amendment, the applicable Level shall be determined by reference to the Designated Rating of such Rating Agencies most recently in effect prior to such change or cessation. Each change in the applicable Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Financing Document or the transactions contemplated therein which is distributed to the Agents, Lenders or Issuing Banks by means of electronic communications pursuant to Section 10.1(b) (Electronic Communications).
“Arranger” means each of the Coordinating Lead Arranger, the Joint Bookrunners, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Banco Santander, S.A., New York Branch, Bank of America, N.A., Bank of China, New York Branch, Canadian Imperial Branch of Commerce, New York Branch, China Merchants Bank Co., Ltd., New York Branch, Citibank, N.A., Credit Agricole Corporate and Investment Bank, DBS Bank, Ltd., Goldman Sachs Bank USA, HSBC Bank USA, N.A., Industrial and Commercial Bank of China Limited, New York Branch, ING Capital LLC, Intesa Sanpaolo S.p.A., New York Branch, JPMorgan Chase Bank, N.A., Mizuho Bank, LTD., Morgan Stanley Bank, N.A., Natixis, New York Branch, Royal Bank of Canada, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Houston Branch, Truist Securities Inc., and Wells Fargo Bank, National Association.
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer, treasurer or other named officer of such Person (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership); provided that the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to the Administrative Agent as to the authority of such Authorized Officer.
“Availability Period” means, for any Revolving Commitment, the period beginning on the Closing Date and ending on the earlier of (a) the Maturity Date and (b) the Revolving Commitment Termination Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such

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Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.30(d) (Unavailability of Tenor of Benchmark).
“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule, or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms, or other financial institutions or their affiliates (other than through liquidation, administration, or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code as now and hereafter in effect, or any successor statute.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.30(a) (Benchmark Replacement).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)the sum of (a) Daily Simple SOFR, and (b) 0.10%; or
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Financing Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such

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Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such

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component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.30 (Effect of Benchmark Replacement) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.30 (Effect of Benchmark Replacement).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficiary” means each Agent, Issuing Bank and Lender.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Borrower” as defined in the preamble hereto.
“Borrowing” means a borrowing consisting of Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

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“Borrowing Notice” means a notice substantially in the form of Exhibit A-1 (or such other form reasonably acceptable to the Administrative Agent).
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close; provided that, when used in connection with a Term SOFR Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.
“Cash Collateralize” means to pledge and deposit (as a first priority perfected security interest) with or deliver to the Administrative Agent, for the benefit of the applicable Issuing Bank and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or, if the applicable Issuing Bank benefitting from such collateral shall agree in its sole discretion, other credit support (including letters of credit) or, in the case of Cash Collateralization by a Defaulting Lender, documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Flow Available for Debt Service” means, for the Project Life Period, the amount equal to (a) all Revenues projected to be received by the Borrower during such period minus (b) the amount of all operation and maintenance expenses projected to be paid by the Borrower during such period.
“CEI” means Cheniere Energy, Inc.
“Change in Law” as defined in Section 2.17(a) (Compensation for Increased Costs and Taxes).
“Change of Control” means CEI shall cease to, directly or indirectly, own and control legally and beneficially on a fully diluted basis more than 50% of the voting rights associated with ownership of all outstanding Equity Interests of all classes of Equity Interests of the general partner of the Borrower; provided that no Change of Control shall be deemed to have occurred if the Person acquiring and maintaining such Equity Interests is a Qualified Owner.
“Class”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing as revolving Loans.
“Closing Date” means the date on which all the conditions set forth in Section 3.1 (Closing Date) have been satisfied (or waived in accordance with the terms of this Agreement).
“Commitment Increase Agreement” means a Commitment Increase Agreement substantially in the form of Exhibit G (or such other form reasonably acceptable to the Administrative Agent).
“Commitment Increase Notice” has the meaning given to such term in Section 2.25 (Increase of Revolving Commitments).

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
“Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14 and other technical, administrative or operational matters) that the Administrative Agent decides with the consent of Borrower (such consent not to be unreasonably withheld, conditioned or delayed) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent and the Borrower decides is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).
“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise).
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.
“Coordinating Lead Arranger” as defined in the preamble hereto.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H (or such other form reasonably acceptable to the Administrative Agent) delivered by a new Subsidiary Guarantor pursuant to Section 5.10 (Subsidiaries).
“Credit Date” means the date of a Credit Extension.
“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.
“Creole Trail Pipeline” means the approximately 94 miles of 42-inch diameter natural gas pipeline and other related facilities as described in the application filed by CTPL pursuant to Section 7(c) of the NGA in FERC Docket Nos. CP05-357-000, CP12-351-000, and CP13-533-000.
“CTPL” means Cheniere Creole Trail Pipeline, L.P., a Delaware limited partnership.

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“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If Daily Simple SOFR would be less than zero, Daily Simple SOFR will be deemed to be zero for the purposes of this Agreement and the other Financing Documents.
“Debt Service” means, for the Project Life Period, the sum computed without duplication, of the following: (a) all amounts scheduled to become payable by the Borrower in respect of scheduled principal of Indebtedness during such period in respect of Senior Obligations plus (b) interest on (i) Senior Obligations (taking into account interest rate Hedging Agreements) scheduled to become due and payable during such period and (ii) unsecured Indebtedness of the Loan Parties scheduled to become due and payable during such period, plus (c) L/C Costs plus (d) all other commitment fees, agency fees, trustee fees or other administrative fees (other than upfront fees, arranging fees, underwriting fees or similar fees) scheduled to become payable in connection with the Senior Obligations.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any other applicable jurisdictions from time to time in effect.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Defaulting Lender” means subject to Section 2.20(b) (Defaulting Lender Cure), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the applicable Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the applicable Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement

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to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Borrower or the applicable Issuing Bank, to confirm in writing to the Administrative Agent, such Issuing Bank and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the applicable Issuing Bank and the Borrower), (d) the Administrative Agent has received notification that such Lender has, or has a direct or indirect parent company that is (x) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (y) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Derivative Counterparties” as defined in Section 10.24 (No Fiduciary Duty).
“Derivatives” as defined in Section 10.24 (No Fiduciary Duty).
“Designated Rating” means, with respect to any Rating Agency, the Borrower’s long-term senior unsecured debt rating.
“Discharge of Obligations” means:
(a)payment in full in cash of (i) the outstanding principal amount of Loans under this Agreement, (ii) Unreimbursed Amounts and (iii) interest accrued and owing at or prior to the time such amounts are paid (including interest and fees accruing (or which would, absent the commencement of any case or proceeding under any Debtor Relief Laws of the Borrower, accrue) on or after the commencement of any case or proceeding under any Debtor Relief Laws of the Borrower, whether or not such interest would be allowed in such case or proceeding), on all Indebtedness outstanding under this Agreement and the other Financing Documents;
(b)the termination or expiration of all Revolving Commitments, (including the issuance of any Letter of Credit), if any;
(c)cancellation, termination or Cash Collateralization at 102% of the aggregate maximum amount available to be drawn (in a manner reasonably satisfactory to the Administrative Agent, and the applicable Issuing Bank and to the extent not already funded in

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such amount) under all Letters of Credit issued and outstanding under the Financing Documents; and
(d)payment in full in cash of all other Obligations that are then due and payable or otherwise accrued and owing at or prior to the time such amounts are paid, including all obligations outstanding under this Agreement which constitute Obligations (but excluding, for avoidance of doubt, contingent indemnification obligations with respect to which no claim has been made).
“Disclosed Matters” means the actions, suits, proceedings and matters, including environmental matters, applicable to the Loan Parties disclosed in the public filings of the Borrower or its Affiliate.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, or (iii) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior discharge of Obligations.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Arranger, an affiliate of any Lender or Arranger or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, financial institution, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, no Defaulting Lender or Loan Party or Affiliate of a Loan Party shall be an Eligible Assignee.

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“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is, or was within the six-year period immediately preceding the Closing Date, sponsored, maintained or contributed to by, or required to be contributed by, Borrower or, solely with respect to a Plan or Multiemployer Plan, any of its ERISA Affiliates.
“Environmental Claim” means any written notice of noncompliance or violation, investigation, claim, administrative, regulatory, or judicial action, suit, judgment, or demand with respect to or arising in connection with any Loan Party, by any other Person alleging or asserting liability under any Environmental Law, including for investigatory costs, costs of response, removal, remediation or cleanup, governmental response costs, attorneys’ fees, damages to the environment or natural resources, fines, or penalties arising out of, based on or resulting from (a) the presence, use, or Release into the environment of any Hazardous Substances or (b) any fact, circumstance, condition, or occurrence forming the basis of any violation, or alleged violation, of any Environmental Laws or Government Approvals issued pursuant to Environmental Law applicable to the Loan Parties.
“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or legally enforceable directives issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, or the management or release of any Hazardous Substance.
“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party resulting from or based upon (a) violation of any Environmental Law, (b) exposure to any Hazardous Substances, (c) the release of any Hazardous Substances into the environment or (d) any contract or other written agreement pursuant to which liability is assumed by or imposed against any Loan Party with respect to any of the foregoing.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing (but excluding any debt security that is convertible into, or exchangeable for, any of the foregoing).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to PBGC has been waived by regulation in effect on the

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Closing Date under subclause .23, .27, .28 or .31 of such regulation); (b) the failure to meet the minimum funding standard of Sections 412 and 430 of the Internal Revenue Code and Sections 302 and 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code and Section 302(c) of ERISA) or the failure to make by its due date a required instalment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA; (h) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, against Borrower or any of its ERISA Affiliates in connection with any Employee Benefit Plan; (i) receipt from the IRS of notice of the failure of any Pension Plan of the Borrower (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (j) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA.
“Erroneous Payment” as defined in Section 10.25(a) (Erroneous Payments).
“Erroneous Payment Deficiency Assignment” as defined in Section 10.25(d)(i) (Erroneous Payments).
“Erroneous Payment Impacted Class” as defined in Section 10.25(d)(i) (Erroneous Payments).
“Erroneous Payment Return Deficiency” as defined in Section 10.25(d)(i) (Erroneous Payments).
“Erroneous Payment Subrogation Rights” as defined in Section 10.25(e) (Erroneous Payments).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

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“Event of Default” means each of the conditions or events set forth in Section 8.1 (Events of Default).
“Excluded Subsidiary” means:
(a)SPL and each of its Subsidiaries;
(b)Sabine Pass LNG – LP, LLC and each of its Subsidiaries;
(c)any Unrestricted Subsidiary and each of its Subsidiaries;
(d)any Subsidiary that as of the last day of the Fiscal Quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered contributes less than 1.00% individually, or 2.50% in the aggregate, of the consolidated total assets of the Borrower;
(e)any Subsidiary (i) that is prohibited from providing a Guaranty by (A) any law or regulation or (B) any contractual obligation, that in the case of this clause (B), exists on the Closing Date or at the time such Subsidiary becomes a Subsidiary (and was not entered into in contemplation thereof) or (ii) that would require Government Approval in order to provide such Guaranty (unless such Government Approval has been obtained) or where the provision of such Guaranty would otherwise result in material adverse tax consequences as reasonably determined by the Borrower;
(f)any direct or indirect domestic Subsidiary (i) substantially all of the assets of which consist of the equity and/or debt of one or more Foreign Subsidiaries or (ii) that is treated as a disregarded entity for U.S. federal income Tax purposes that has no material assets other than equity and/or debt of one or more Foreign Subsidiaries (either of clauses (i) or (ii), a “Disregarded Domestic Person”);
(g)any domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or a Disregarded Domestic Person;
(h)not-for-profit Subsidiaries and captive insurance Subsidiaries, if any;
(i)solely in the case of any obligation under any Hedging Agreement that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act (after giving effect to a customary “keepwell” provision applicable under the Guaranty), any Subsidiary that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act; and
(j)any other Subsidiary to the extent that the cost, burden, difficulty or consequence of providing such Guaranty outweighs or is disproportionate to the benefit afforded thereby as reasonably determined by the Borrower and the Administrative Agent (including after accounting for any adverse effects on non-U.S. taxes, interest deductibility, stamp duty, registration taxes and notarial costs).
“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, (a) as it relates to all or a portion of the Guaranty of such Subsidiary Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of

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such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Subsidiary Guarantor becomes effective with respect to such Swap Obligation or (b) as it relates to all or a portion of the grant by such Subsidiary Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Subsidiary Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, by the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21 (Removal or Replacement of Lenders)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18 (Taxes; Withholding, Etc.), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) any amount of Tax attributable to the failure of a Recipient to comply with Section 2.18(c) (Status of Lenders), and (d) any Taxes imposed under FATCA.
“Existing Commitment” as defined in Section 2.28(a) (Amend and Extend).
“Existing Indenture” means the Indenture, dated as of September 18, 2017, among the Borrower, the subsidiary guarantors party thereto from time to time and The Bank of New York Mellon, as trustee, as supplemented by the Third Supplemental Indenture, dated as of September 12, 2019, the Fourth Supplemental Indenture, dated as of November 5, 2020, the Fifth Supplemental Indenture, dated as of March 11, 2021, the Sixth Supplemental Indenture, dated as of September 27, 2021, and the Eighth Supplemental Indenture, dated as of June 21, 2023, as it may be further amended, supplemented or otherwise modified from time to time.
“Existing Lenders” means the banks and other financial institutions party to the Existing Revolving Credit Facility Agreement as a “Lender” as of the Closing Date.
“Existing Revolving Credit Facility Agreement” as defined in the recitals hereto.
“Extended Commitment” as defined in Section 2.28(a) (Amend and Extend).
“Extending Lender” as defined in Section 2.28(b) (Amend and Extend).

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“Extension Amendment” as defined in Section 2.28(c) (Amend and Extend).
“Extension Election” as defined in Section 2.28(b) (Amend and Extend).
“Extension Request” as defined in Section 2.28(a) (Amend and Extend).
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any law, fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities with respect to the foregoing.
“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the NYFRB on the Business Day next succeeding such day; provided that, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by the Administrative Agent and (c) notwithstanding the foregoing, the Federal Funds Effective Rate shall at no time be less than zero.
“Fee Letter” means the fee letter, dated as of the Closing Date, between Administrative Agent and the Borrower.
“FERC” means the Federal Energy Regulatory Commission.
“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a finance lease on the balance sheet of that Person; provided that, notwithstanding any changes adopted or required to be adopted by the Borrower after December 13, 2018 as a result of any actual or proposed update to accounting standards, including, in particular, Accounting Standards Update (ASU) 2016-02 Leases (Topic 842), any successor proposal, any implementation thereof, any oral or public deliberations by the Financial Accounting Standards Board regarding the foregoing, or any other change in GAAP that requires or would require the obligations of a Person in respect of an operating lease or a lease that would be treated as an operating lease on December 13, 2018 to be recharacterized as a Finance Lease, only leases that would be classified as capital leases under GAAP as in effect on December 13, 2018 (whether or not such leases were in effect) shall constitute Finance Leases for purposes of this Agreement and the Financing Documents.
“Financing Document” means any of this Agreement, the Notes, if any, any Issuer Documents, the Fee Letters and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Loan Party for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith on or after the Closing Date and designated as a “Financing Document” pursuant to the terms thereof.

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“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Borrower ending on December 31st of each calendar year.
“Fitch” means Fitch Ratings Ltd., or any successor to the rating agency business thereof.
“Foreign Subsidiary” means any existing or future direct or indirect Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
“Government Approval” means (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, order, judgment, or decree of, by, from or with, (b) any required notice to, (c) any declaration of or with or (d) any registration by or with, any Governmental Authority.
“Government Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, including all common law, which is applicable to any Person, whether now or hereafter in effect.
“Governmental Authority” means any foreign, federal, state, regional, tribal or local government or political subdivision thereof or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and having jurisdiction over the Person or matters in question.
“Guaranty” means the guaranty of each Subsidiary Guarantor set forth in Section 7 (Guaranty).
“Hazardous Substances” means any hazardous substances, pollutants, contaminants, wastes, or hazardous materials (including petroleum (including crude oil or any fraction thereof), petroleum wastes, radioactive material, hazardous wastes, toxic substances, urea formaldehyde insulation, lead-based paint, radon gas, or friable asbestos or any materials containing friable asbestos), in each case to the extent regulated under Environmental Law.

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“Hedging Agreement” means any agreement evidencing an interest rate swap, forward rate transaction, commodity swap, commodity option, commodity future, interest rate option, interest or commodity cap, interest or commodity collar transaction, currency swap agreement, currency future or option contract, forward contract, derivative transaction, or other similar agreement.
“Hedging Termination Value” means, in respect of any Hedging Agreement of a Loan Party, after taking into account the effect of any netting arrangements relating to such Hedging Agreement, net obligations of such person in respect of such Hedging Agreement, in each case, valued at the net hedging termination value thereof (as determined in accordance with the documentation evidencing such Hedging Agreement).
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
“Honor Date” as defined in Section 2.3(c) (Drawings and Reimbursements; Funding of Participations).
“Increased Cost Lender” as defined in Section 2.21 (Removal or Replacement of Lenders).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) obligations that such Person has discretion to satisfy with equity of the Borrower or such Person and (iii) any earn-out, purchase price adjustment or similar obligations, except with respect to this clause (iii), to the extent required to be reported as a liability on the balance sheet of such Person), (d) all direct or indirect guarantees by such Person of Indebtedness of others, (e) the capitalized portions of all Finance Lease obligations of such person, (f) all reimbursement obligations of such Person as an account party in respect of payments under drawn letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) Disqualified Equity Interests, and (i) net obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Hedging Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise, in each case, valued on any date at the net Hedging Termination Value thereof. Notwithstanding the above provisions, in no event shall the following constitute Indebtedness: (x) contingent obligations incurred in the ordinary course of business, (y) in connection with the purchase by any Loan Party of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided that at the time of closing the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter; or (z) any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund

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obligations or contributions or similar claims, obligations or contributions or social security or wage taxes.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, preparation, study, sampling, monitoring, maintenance, testing, abatement, cleanup, removal, remediation or other response action required pursuant to Environmental Law to remove, remediate, clean up or abate any Hazardous Substance), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with or as a result of any action, claim, litigation, proceeding, investigation or hearing commenced or threatened by any Person, whether or not brought by the Loan Parties, their respective equity holders or creditors or an Indemnitee, against any Person, and whether or not any such Indemnitee shall be otherwise designated as a party or a potential party thereto, and without regard to the exclusive or contributory negligence of such Indemnitee, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, including shareholders, partners, members or other equity holders of the Loan Parties (or their respective Affiliates), in any manner relating to or arising out of (i) this Agreement or the other Financing Documents or Letters of Credit or the transactions contemplated hereby or thereby or any matter referred to herein and therein (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Financing Documents or Letters of Credit, or any enforcement of any of the Financing Documents (the enforcement of the Guaranty)); or (ii) any Environmental Claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership or practice of the Borrower or any of its Subsidiaries.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 10.4(a) (Indemnity).
“Information” as defined in Section 4.11 (Disclosure).
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months (or six or twelve months or less than one month, in each case, if agreed to by all of the Lenders) thereafter, as the Borrower may elect; provided

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that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Term SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.
“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Investment Grade Rating” means a rating of BBB- or higher by S&P, BBB- or higher by Fitch or Baa3 or higher by Moody’s.
“IRS” means the U.S. Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3 (or such other form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank).
“Issuer Documents” means with respect to any Letter of Credit, any Issuance Notice, any Letter of Credit application required by the applicable Issuing Bank to be completed and any other document, agreement and instrument entered into by any Issuing Bank and the Borrower or in favor of the Issuing Bank and relating to such Letter of Credit.
“Issuing Bank” means Société Générale, Natixis, New York Branch, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Houston Branch and Wells Fargo Bank, National Association. Any reference to “Issuing Bank” herein shall be to the applicable Issuing Bank, as appropriate.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.
“Knowledge” means, with respect to any of the Loan Parties, the actual knowledge of any Person holding any of the positions (or successor position to any such position) set forth in Schedule I; provided that each such Person shall be deemed to have knowledge of all events, conditions and circumstances described in any notice delivered to the Borrower pursuant to the terms of this Agreement or any other Financing Document.

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“L/C Costs” means (a) fees, expenses and interest associated with the issuance of Letters of Credit and (b) any reimbursement by the Borrower of amounts paid under a Letter of Credit for expenditures that if paid by a Loan Party directly would have constituted operation and maintenance expenses.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Obligations” means, as at any date of determination, the aggregate maximum amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts not refinanced by a Loan. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5 (Letter of Credit Amounts). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Overnight Rate” means for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the applicable Issuing Bank in accordance with banking industry rules on interbank compensation.
“Lender” means each bank, financial institution or institutional lender listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.
“Letter of Credit” means any letter of credit issued hereunder pursuant to Section 2.3(a) (Letter of Credit Commitment).
“Letter of Credit Fee” as defined in Section 2.3(i) (Letter of Credit Fees).
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date.
“Letter of Credit Fees Default Rate” as defined in Section 2.9 (Default Interest).
“Letter of Credit Issuance Commitment” means the commitment of each Issuing Bank to issue Letters of Credit, as applicable, hereunder, and “Letter of Credit Issuance Commitments” means such commitments of all Issuing Banks in the aggregate. The Dollar amount of each Issuing Bank’s Letter of Credit Issuance Commitment is set forth on Appendix A under the caption “Letter of Credit Issuance Commitment” or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Letter of Credit Issuance Commitments as of the Closing Date is $1,000,000,000. The issuance of a Letter of Credit shall reduce the available Revolving Commitment on a dollar for dollar basis.
“Level” means the “Levels” set forth in the pricing grid in the definition of Applicable Margin.

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“Lien” means any lien, mortgage, pledge, assignment, security interest, hypothecation, charge or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
“Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1 (Loans) or deemed made by a Lender to the Borrower pursuant to Section 2.2 (Requests for Borrowings).
“Loan Party” means the Borrower and each Subsidiary Guarantor.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (b) the Borrower’s ability to perform its material payment obligations under this Agreement, (c) the material rights and remedies (taken as a whole) available to the Lenders under the Financing Documents or (d) the validity or enforceability of this Agreement or any of the other Financing Documents.
“Maturity Date” means, for any Revolving Commitment the earlier of (a) the fifth anniversary of the Closing Date, as extended pursuant to Section 2.28 (Amend and Extend) and (b) the date all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of Cash an amount equal to 102% of the outstanding L/C Obligations of the applicable Issuing Bank with respect to Letters of Credit issued and outstanding at such time.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA which is, or was within the six-year period immediately preceding the Closing Date, contributed to by, or required to be contributed by, Borrower, or any of its ERISA Affiliates.
“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.
“Net Tangible Assets” means, at any date of determination, the total amount of consolidated assets of the Borrower and its Subsidiaries (excluding any derivative assets, but including, without limitation, any assets consisting of securities or equity interests in any other entity), after deducting therefrom:
(a)all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, (ii) current maturities of long-term debt, and (iii) any current derivative liabilities; and
(b)the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets;
all as prepared in accordance with GAAP and set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Borrower and its Subsidiaries for the Borrower’s most recently completed Fiscal Quarter for which financial statements are available.

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“New Lender Agreement” means a New Lender Agreement substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and the Borrower).
“NGA” means the Natural Gas Act of 1938 and the regulations promulgated thereunder.
“Non-Consenting Lender” as defined in Section 2.21 (Removal or Replacement of Lenders).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Borrower or its Affiliates or their securities.
“Non-Responding Lender” as defined in Section 10.6(d) (Non-Responding Lenders).
“Note” means a promissory note substantially in the form of Exhibit B (or in such other form acceptable to the applicable Lender), as it may be amended, restated, supplemented or otherwise modified from time to time.
“Notice” means a Borrowing Notice or an Issuance Notice.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all obligations of every nature of each Loan Party, including obligations from time to time owed to Agents (including former Agents), Lenders or any of them, under any Financing Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, excluding, in each case, Excluded Swap Obligations.
“Obligee Guarantor” as defined in Section 7.7 (Subordination of Other Obligations).
“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement or limited liability company agreement, as amended. In the event any term or condition of this Agreement or any other Financing Document requires any Organizational Document to be certified by a secretary of state or similar governmental official including an official of a non-United States government, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official in such official’s relevant jurisdiction.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing

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such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21 (Removal or Replacement of Lenders)).
“Outstanding Amount” means with respect to Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Participant Register” as defined in Section 10.7(g) (Successors and Assigns; Participations).
“PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.
“Payment Recipient” as defined in Section 10.25(a) (Erroneous Payments).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is, or was within the six-year period immediately preceding the Closing Date, sponsored, maintained or contributed to by, or required to be contributed to by, Borrower or any of its ERISA Affiliates and which is subject to the provisions of Title IV of ERISA or to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of Term SOFR Rate.
“Permitted Indebtedness” means:
(a)the Loans, Letters of Credit and all other obligations under this Agreement and other Financing Documents;
(b) (i) Additional Secured Indebtedness, Additional Unsecured Indebtedness and Replacement Debt, (ii) any Indebtedness provided that at least two of the Rating Agencies (or one Rating Agency, if only one Rating Agency is then rating the Borrower’s long-term senior unsecured debt, this Agreement, the Existing Indenture or the corporate family of the Borrower) shall have assigned or reaffirmed an Investment Grade Rating of any of (A) the Borrower’s long-term senior unsecured debt, (B) this Agreement, (C) the Existing Indenture or (D) the Borrower’s corporate family or determined that the existing rating for any of the foregoing is not affected (in each case, after giving effect to the incurrence of such Indebtedness) and (iii) any other Indebtedness; provided that, in the case of this clause (iii), the Borrower certifies that its pro

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forma Projected Debt Service Coverage Ratio is no less than 1.35x (after giving effect to the incurrence of such Indebtedness and the use of proceeds therefrom);
(c)(i) the incurrence of Finance Lease obligations and purchase money Indebtedness in an amount not to exceed $100,000,000 in the aggregate, and (ii) the incurrence of Finance Lease obligations and purchase money Indebtedness in respect of tug or other maritime services;
(d)Indebtedness that is mandatorily convertible into common equity of the Borrower;
(e)trade or other similar Indebtedness incurred in the ordinary course of business, which is (i) not more than ninety (90) days past due, or (ii) being contested in good faith and by appropriate proceedings;
(f)Indebtedness outstanding on the Closing Date (excluding under the Existing Revolving Credit Facility Agreement) and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, other than by an amount not to exceed unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses;
(g)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course or other cash management services in the ordinary course of business;
(h)to the extent constituting Indebtedness, (i) obligations in respect of performance bonds, bid bonds, performance guarantees and completion guarantees and similar obligations, in an aggregate amount not to exceed $100,000,000 outstanding at any one time, and (ii) obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnification obligations, obligations to pay insurance premiums, take-or-pay or take-and-deliver obligations contained in supply agreements, cash deposits incurred in connection with natural gas purchases and similar obligations incurred in the ordinary course of business;
(i)Indebtedness in respect of any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;
(j)Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;
(k)to the extent constituting Indebtedness, unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;
(l)Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with operations and business of any Loan Party in the ordinary course of business;
(m)intercompany Indebtedness between or among the Loan Parties;

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(n)Indebtedness owing by a Loan Party to any person (including any non-Loan Party affiliate) so long as such Indebtedness is subordinated pursuant to a subordination agreement substantially on the same terms as the subordination agreement attached as Exhibit I or otherwise on subordination terms reasonably acceptable to the Administrative Agent (any such Indebtedness, “Subordinated Indebtedness”);
(o)Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary of the Borrower or Indebtedness attaching to assets that are acquired by the Borrower or any of its Subsidiaries; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary of the Borrower or at the time such assets were acquired and, in each case, was not created in anticipation thereof, and (ii) such Indebtedness is not guaranteed in any respect by the Borrower or any Loan Party (other than by any such Person that so becomes a Subsidiary of the Borrower);
(p)Indebtedness to current or former officers, managers, consultants, directors and employees of Cheniere Energy Partners GP, LLC or any Loan Party (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) incurred in lieu of the payment of cash consideration for the redemption of equity interests or securities convertible into Equity Interests of the Borrower or direct or indirect parent entity of the Borrower; provided that the aggregate principal amount of such Indebtedness does not exceed $5,000,000 at any time outstanding (it being understood that the consideration payable in respect of such equity interests or securities convertible into equity interests may be calculated net of any applicable exercise price, taxes or other amounts payable by the holder or beneficiary thereof in respect of such equity interests or convertible securities);
(q)Indebtedness in respect of Hedging Agreements entered into not for speculative purposes; and
(r)any other Indebtedness of any Loan Party in an aggregate amount not to exceed $250,000,000.
“Permitted Intercompany Activities” means any transactions (a) entered into in the ordinary course of business of any Loan Party that, in the good faith judgment of the Borrower, are necessary or advisable in connection with the ownership or operation of the business of the Borrower and its Subsidiaries or Joint Ventures, including, but not limited to, (i) payroll, cash management, purchasing, insurance, and hedging and risk mitigation arrangements and (ii) management, technology and licensing arrangements and (b) between or among any Loan Party and any captive insurance subsidiary.
“Permitted Liens” means at any time:
(a)any Lien existing on any property prior to the acquisition thereof by any Loan Party or existing on any property of any person that becomes a Loan Party after the Closing Date prior to the time such person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property of any Loan Party and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such person becomes a Loan Party, as the case may be;

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(b)any Lien on any real or personal tangible property securing permitted Finance Lease obligations or purchase money Indebtedness incurred by any Loan Party;
(c)any Lien securing Indebtedness incurred in connection with extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements), in whole or in part, of Indebtedness secured by Liens referred to in clauses (a) or (b) above or (e) below; provided that (i) any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets (including replacements or proceeds thereof) covered by the lien extended, renewed, refinanced, refunded or replaced and (ii) the Indebtedness secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien (or, if greater, the committed amount) extended, renewed, refinanced, refunded or replaced and any fees and expenses of Loan Parties (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;
(d)Liens (if any) securing this Agreement and obligations under the Financing Documents;
(e)Liens for Taxes not delinquent or being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;
(f)Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which the applicable Loan Party has not exhausted its appellate rights; and
(g)Liens upon any Principal Property, whether owned on the Closing Date or thereafter acquired, to secure any Indebtedness (including Additional Secured Indebtedness) of any Loan Party; provided that, if after giving pro forma effect to such Indebtedness (including the application of proceeds) the outstanding principal amount of all such Indebtedness (other than Indebtedness under this Agreement and other Financing Documents) secured by a Lien on any Principal Property is in excess of the greater of (i) $1,500,000,000 and (ii) 15.0% of Net Tangible Assets, the Loans under this Agreement are secured equally and ratably with such Indebtedness (so long as such Indebtedness is so secured and subject to intercreditor arrangements reasonably acceptable to the Required Lenders).
With respect to any Lien securing any Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies,

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Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Platform” means any information platform, such as IntraLinks/IntraAgency, SyndTrak or another similar information platform or website, by which certain documents or notices may be distributed to Lenders in accordance with this Agreement.
“Prime Rate” means the rate of interest publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Principal Office” means, for each of Administrative Agent and Issuing Banks, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrower, Administrative Agent and each Lender.
“Principal Property” any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) that is owned or leased by any Loan Party and used primarily for processing, storage or distribution, in each case which is located within the United States, and that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Net Tangible Assets, (provided however, that any such building, structure, or other facility (together with the land on which it is erected and fixtures comprising a part thereof) (or portion thereof) that the Borrower reasonably determines is not material to the business of the Borrower and its Subsidiaries, taken as a whole will be excluded from the foregoing definition).
“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Revolving Commitment or Loans or any participations in Letters of Credit, the percentage obtained by dividing (i) the Revolving Exposure of such Lender by (ii) the aggregate Revolving Exposure of all Lenders.
“Project” means the SPLNG Terminal and/or the Creole Trail Pipeline, as applicable.
“Project Life Period” means, as of any date of determination, the period commencing on such date of determination through to, and including, the termination date of the last to terminate of the Applicable Facility LNG Sale and Purchase Agreements.
“Projected Debt Service Coverage Ratio” means, for the Project Life Period, the ratio of (a) Cash Flow Available for Debt Service projected for such period to (b) Debt Service projected to be paid in such period (other than (i) pursuant to voluntary prepayments or mandatory prepayments, (ii) Debt Service due at maturity, (iii) Loans, (iv) L/C Costs, and (v) Hedging Termination Values) using an interest rate equal to the weighted average interest rate of all such Senior Obligations outstanding after giving effect to the incurrence of any Indebtedness and the application of the proceeds therefrom.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether corporeal or incorporeal and whether tangible or intangible.

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“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to the Borrower, its Affiliates or their securities.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Operator” means any Person that, directly or through an affiliate, within the last 5 years, (a) is engaged in the business of procuring or transporting at least 0.5 bcf of natural gas per day and (b) has operated LNG liquefaction facilities processing not less than 4.4 mtpa of LNG.
“Qualified Owner” means any Person that, alone or with its affiliates, (a) has an Investment Grade Rating for its unsecured long-term senior debt obligations and (b) either (i) is (or is a subsidiary or a controlled affiliate of) a Qualified Operator, (ii) has engaged a Qualified Operator to operate the Projects and the SPL Project, (iii) has engaged one or more affiliates of CEI to operate the Projects and the SPL Project or (iv) has provided the Administrative Agent with a certificate from an independent engineer stating that such Person (or its designated operator) is qualified to operate the Projects and the SPL Project; provided, that any Qualified Owner shall have provided the Administrative Agent with all information necessary for the Lenders to identify such Person in accordance with the requirements of the PATRIOT Act (including applicable, and uniformly applied, “know your customer” regulations) and all other applicable Anti-Terrorism and Money Laundering Laws.
“Rating Agency” means any of S&P, Fitch or Moody’s, including any successor to S&P, Fitch or Moody’s, or, if none of S&P, Fitch or Moody’s maintains a rating for the Loans or a corporate family rating for Borrower at such time, then any other “nationally recognized statistical rating organization” registered with the U.S. Securities and Exchange Commission as determined by the Borrower that maintains a rating for the Loans or a corporate family rating for the Borrower at such time.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Register” as defined in Section 2.6(b) (Register).
“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

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“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the shareholders, partners, members, directors, officers, employees, agents, sub–agents, trustees, advisors and attorneys of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, disposal, discharge, dumping, or leaching of any Hazardous Substances into or through the environment.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Replacement Debt” has the meaning set forth in Section 2.22 (Permitted Refinancing Debt).
“Replacement Lender” as defined in Section 2.21 (Removal or Replacement of Lenders).
“Required Lenders” means one or more Lenders having or holding Revolving Exposure and representing more than 50% of the sum of the aggregate Revolving Exposure of all Lenders; provided that the Revolving Exposure of any Defaulting Lender shall be disregarded for purposes of determining “Required Lenders” for purposes of the Financing Documents.
“Required Rating” means a long term unsecured non-credit enhanced senior debt rating of Baa1 or better from Moody’s and BBB+ or better from S&P.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Lender” has the meaning set forth in Section 10.26 (Restricted Lenders).
“Restricted Payment” means any dividend or other distribution by the Borrower (in cash, or other Property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Borrower of, any portion of any membership interest in the Borrower, other than a Tax Distribution.
“Revenue” means, for the Project Life Period, the aggregate of all cash revenues (without duplication) projected to be received by the Borrower, including from: (a) any interest or earnings on cash equivalents on deposit in any of the account of the Borrower, (b) any distributions projected to be made by any Subsidiary Guarantor, SPL or any other non-Loan Party, and (c) any other revenue, proceeds, receipts, liquidated damages, or earnings projected to

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be received by the Borrower during such period determined on a cash basis; provided, however, that “Revenue” shall not include proceeds from the incurrence or issuance of Indebtedness.
“Revolving Commitment” means the commitment of each Lender to make or otherwise fund any Loan or to purchase participations in Letters of Credit, as applicable, hereunder, and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The Dollar amount of each Lender’s Revolving Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $1,000,000,000.
“Revolving Commitment Termination Date” means the earliest to occur of (i) the Maturity Date; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.11 (Voluntary Prepayments; Commitment Reductions) or Section 2.12 (Mandatory Prepayments); and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1 (Events of Default).
“Revolving Exposure” means, with respect to each Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, the Revolving Commitments of such Lender; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Loans of such Lender and (b) the aggregate amount of all participations by such Lender in any outstanding Letters of Credit or any Unreimbursed Amounts. Each Issuing Bank shall be deemed to have purchased, in its capacity as Lender, a participation in any Letter of Credit that it has issued.
“S&P” means S&P Global Ratings, a division of McGraw-Hill Financial, Inc.
“Sanctioned Country” means a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the Closing Date, Cuba, Iran, North Korea, Syria, and the Crimea region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson and the Zaporizhkia regions of Ukraine).
“Sanctions” has the meaning assigned to such term in Section 4.14 (Sanctions; Anti-Corruption Laws; PATRIOT Act).
“Sanctions Laws” has the meaning assigned to such term in Section 4.14 (Sanctions; Anti-Corruption Laws; PATRIOT Act).
“Securities Act” means the Securities Act of 1933.
“Senior Obligations” means collectively (a) the Loans and all obligations under this Agreement, (b) Indebtedness and any other secured obligations under a permitted Hedging Agreement, (c) any Replacement Debt that is secured on a pari passu basis or otherwise pari passu with the Loans, (d) any Additional Secured Indebtedness that is secured on a pari passu basis with the Loans, (d) any Additional Unsecured Indebtedness that is pari passu with the Loans and (e) any Indebtedness under the Existing Indenture.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

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“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Day” has the meaning provided in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning provided in the definition of “Daily Simple SOFR”.
“Solvent” means, with respect to any Person, that as of the date of determination, (i) both the then present fair saleable value of the Person’s present assets is (a) greater than the total liabilities of (including contingent liabilities) of such Person and (b) greater than the amount that will be required to pay the probable liability of such Person’s then existing indebtedness as they become absolute and matured; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (iv) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).
“SPL” as defined in the recitals hereto.
“SPL Credit Facility” means the Senior Secured Credit Agreement dated as of June 23, 2023 among SPL, as the borrower, The Bank of Nova Scotia, as senior facility agent, Société Générale, as common security trustee, the issuing banks and lenders named therein and the other parties named therein.
“SPL Project” means the natural gas liquefaction facility located in Cameron Parish, Louisiana owned and operated by SPL for the production of liquefied natural gas and other services.
“SPLNG” means Sabine Pass LNG, L.P., a Delaware limited partnership.
“SPLNG Terminal” means Sabine Pass LNG terminal in Cameron Parish, Louisiana, including associated storage tanks, unloading docks, vaporizers, tugs and related facilities, as authorized by FERC in Sabine Pass LNG, L.P., 109 FERC ¶ 61, 324 (3004), and subsequent orders.
“Subordinated Indebtedness” as defined in clause (n) of the definition of “Permitted Indebtedness”.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of

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the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, all references herein to “Subsidiaries” shall refer to` Subsidiaries of the Borrower.
“Subsidiary Guarantor” means (i)(a) Cheniere Energy Investments, LLC, a Delaware limited liability company; (b) SPLNG; (c) CTPL; (d) Sabine Pass LNG-GP, LLC, a Delaware limited liability company; (e) Sabine Pass Tug Services, LLC, a Delaware limited liability company; and (f) Cheniere Pipeline GP Interests, LLC, a Delaware limited liability company; and (ii) each other Subsidiary of the Borrower that, after the Closing Date, signs a Counterpart Agreement or such other accession agreement to this Agreement (accepted and agreed by, and in form and substance reasonably satisfactory to, Administrative Agent) as a Subsidiary Guarantor, in each case until such Person shall cease to be a Subsidiary Guarantor in compliance with the provisions of this Agreement.
“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) imposed by any Governmental Authority and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.
“Tax Distributions” means, the amount necessary for payment to each beneficial owner of the Borrower (that is treated as a partner of the Borrower for U.S. federal income tax purposes) to enable such beneficial owner to pay its income tax liability with respect to income generated by the Borrower and its Subsidiaries, determined at the highest combined U.S. federal and state rate applicable to such beneficial owner for the applicable period.
“Term SOFR” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Term SOFR Rate” means:
(a)for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator plus 0.10%; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the

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applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day;
provided, further, that if the Term SOFR Rate is determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.00%, then Term SOFR shall be deemed to be 0.00%.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Terminated Lender” as defined in Section 2.21 (Removal or Replacement of Lenders).
“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (a) the amount of the aggregate principal amount of all outstanding Loans, and (b) the amount of the aggregate L/C Obligations.
“Transaction” means collectively, the transactions described in Section 2.5 (Use of Proceeds).
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Term SOFR Rate or Daily Simple SOFR.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trade in the United States government securities.
“U.S. Tax Compliance Certificate” as defined in Section 2.18(c)(ii)(B)(3) (Status of Lenders).

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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unreimbursed Amount” as defined in Section 2.3(c) (Drawings and Reimbursements; Funding of Participations).
“Unrestricted Subsidiary” means any Subsidiary of a Loan Party formed or acquired after the Closing Date and designated by a resolution of the board of directors or similar governing body (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership) of such Loan Party (including a general standing authorization of such governing bodies or Persons, as applicable, granting authorization to an Authorized Officer of such Loan Party to so designate) as an Unrestricted Subsidiary subsequent to the Closing Date, and in each case, any Subsidiary formed or acquired by an Unrestricted Subsidiary following such Unrestricted Subsidiary’s designation; provided that each of the following conditions is satisfied at the time of such designation:
(c)immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or result therefrom;
(d)any Indebtedness of the Unrestricted Subsidiary shall be non-recourse to the Loan Parties unless the credit support (including any Liens on the Equity Interests of such Unrestricted Subsidiary) provided by any Loan Party is permitted by this Agreement;
(e)such Unrestricted Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Loan Parties, including under the Existing Indenture; and
(f)Borrower has delivered to the Administrative Agent an Authorized Officer’s certificate certifying that the conditions set forth in clauses (a) through (c) above have been satisfied.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to

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provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Accounting Terms.
Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to Lenders pursuant to Sections 5.1(a) (Quarterly Financial Statements) and 5.1(b) (Annual Financial Statements) shall be prepared in accordance with GAAP as in effect at the time of such preparation. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Financing Document, and the Borrower shall so request, Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies as in effect immediately prior to such change.
1.3Interpretation, Etc.
Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, revises, restates, supplements or supersedes any such statute or any such regulation. In this Agreement and the other Financing Documents, where the terms “continuing”, “continuance” or words to similar effect are used in relation to a Default or an Event of Default, the terms shall mean only that the applicable event or circumstance has not been remedied, waived, cured or ceased to exist. Unless the context requires otherwise, any definition of or reference to any agreement (including this Agreement), instrument or other document herein or in any Financing Document, shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein). Any reference herein or any other Financing Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a Person, or an allocation of assets to a series of a Person (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer or similar term, as applicable to, of or with a separate Person. Any

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division of a limited liability company shall constitute a separate Person hereunder and under any other Financing Document (and each division of any limited liability company that is a Subsidiary, Affiliate, joint venture or any other like term shall also constitute such a Person or entity).
1.4Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.5Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.6Timing of Payment or Performance.
When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day (it is understood that the foregoing shall cause any grace period associated with any such payment obligation or performance of any covenant, duty or obligation to extend to the immediately succeeding Business Day as well).
1.7Negative Covenant Compliance and Other Calculations.

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For purposes of determining whether Borrower and the Subsidiary Guarantors comply with any exception to Section 6 (Negative Covenants) where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit Borrower and the Subsidiary Guarantors from creating or incurring, assuming, becoming liable or suffering to exist as the case may be, any new, for example, Liens or Indebtedness, but shall not result in any previously permitted, for example, Liens or Indebtedness ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether Borrower and the Subsidiary Guarantors comply with any negative covenant in Section 6 (Negative Covenants), to the extent that any obligation, transaction or action could be attributable to more than one exception to any such negative covenant, Borrower may categorize or re-categorize from time to time all or any portion of such obligation, transaction or action to any one or more exceptions to such negative covenant that permit such obligation, transaction or action.
1.8Certifications.
All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
1.9Rounding.
Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.
1.10Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “revolving Loan”) or by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Class (e.g., a “revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”).
SECTION 2.LOANS AND LETTERS OF CREDIT
2.1Loans.
(a)Revolving Commitments. During the Availability Period, subject to the terms and conditions hereof, each Lender agrees severally and not jointly or jointly and severally to make Loans to the Borrower in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.1(a) (Revolving Commitments) may be repaid and reborrowed during the Availability Period. The Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Revolving Commitments shall be paid in full no later than such date.

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(b)Loans and Borrowings.
(A)Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(B)Subject to Section 2.30(a) (Benchmark Replacement), each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(C)Each Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of a Letter of Credit issuance as contemplated by Section 2.3(c) (Drawings and Reimbursements; Funding of Participations). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Term SOFR Borrowings outstanding.
(D)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Loan if the Interest Period requested with respect thereto would end after the Maturity Date.
2.2Requests for Borrowings. To request a Borrowing, the Borrower shall provide the Administrative Agent a fully executed Borrowing Notice by e-mail, or facsimile or notify the Administrative Agent by telephone, to be promptly confirmed by e-mail or facsimile of a fully executed Borrowing Notice (a) in the case of a Term SOFR Borrowing, not later than 2:00 p.m. (New York City time), three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m. (New York City time), on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of a Letter of Credit as contemplated by Section 2.3(c) (Drawings and Reimbursements; Funding of Participations) may be given not later than 12:00 p.m. (New York City time), on the date of the proposed Borrowing. Each such Borrowing Notice shall be irrevocable and, if telephonic, shall be confirmed promptly by e-mail or facsimile to the Administrative Agent of a written Borrowing Notice signed by the Borrower. Each such telephonic and written Borrowing Notice shall specify the following information in compliance with Section 2.1 (Loans):
(a)the aggregate amount of the requested Borrowing;
(b)the date of such Borrowing, which shall be a Business Day;
(c)whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing;

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(d)in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(e)the location and number of the Borrower’s account to which funds are to be disbursed
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Notice in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
2.3Letters of Credit.
(a)Letter of Credit Commitment. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in reliance upon the agreements of the Borrower set forth in this Section 2.3 (Letters of Credit), (A) from time to time on any Business Day during the period from the first Credit Date to occur until at least thirty days prior to the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it in accordance with subsection (b) below, and (B) to honor complying presentations under the Letters of Credit and (ii) each Lender severally agrees to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the L/C Obligations with respect to all Letters of Credit issued by each Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Issuance Commitment; (y) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect; and (z) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the L/C Obligations shall not exceed such Lender’s Revolving Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and fully reimbursed.
(i)No Issuing Bank shall issue any Letter of Credit, if:
(A)subject to Section 2.3(b)(iii) (Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless such Issuing Bank and the Required Lenders have approved such expiry date; or
(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders and the applicable Issuing Bank have approved such expiry date.

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(ii)No Issuing Bank shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;
(B)the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and the applicable Issuing Bank, the requested Letter of Credit is in an initial stated amount less than $50,000;
(D)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;
(E)the proposed use of the Letter of Credit is not in accordance with Section 2.5(b) (Use of Proceeds); or
(F)the requested form of such Letter of Credit is not acceptable to the Issuing Bank, in its reasonable discretion.
(iii)No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(iv)An Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(v)Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Banks shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 9 (Agents) with respect to any acts taken or omissions suffered by any Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Section 9 (Agents) included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to each Issuing Bank.

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(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Subject to Section 3 (Conditions Precedent), each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the applicable Issuing Bank during the period specified in Section 2.3(a) (Letter of Credit Commitment) (with a copy to the Administrative Agent) in the form of an Issuance Notice, appropriately completed and signed by an Authorized Officer of Borrower. Such Issuance Notice or Letter of Credit application, as applicable, must be received by the applicable Issuing Bank and Administrative Agent not later than 12:00 p.m. (New York City time) at least one (1) Business Day (or such later date and time as the Administrative Agent and the applicable Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Issuance Notice or Letter of Credit application, as applicable, shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof (including a final expiration date in the case of an Auto-Extension Letter of Credit); (D) the name and address of the beneficiary thereof; (E) the form of such letter of credit (which shall be in compliance with the requirements of this Section 2.3 (Letters of Credit)) and the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit, which shall be in accordance with Section 2.5(b) (Use of Proceeds), or as otherwise approved by the Issuing Bank in its sole discretion; and (H) such other matters as the applicable Issuing Bank may reasonably require and shall be accompanied by such application as the applicable Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit and such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified in this Agreement and the relevant application. In the case of a request for an amendment of any outstanding Letter of Credit, such Issuance Notice or Letter of Credit application, as applicable, shall specify in form and detail satisfactory to the applicable Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable Issuing Bank may reasonably require and shall be accompanied by such application as the applicable Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit and such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified in this Agreement and the relevant application. Additionally, Borrower shall furnish to the applicable Issuing Bank and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable Issuing Bank or the Administrative Agent may reasonably require.
(ii)Promptly after receipt of any Issuance Notice and/or Letter of Credit application, as applicable, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Issuance Notice and/or Letter of Credit application, as applicable, from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof, and the Administrative Agent shall notify the Lenders of such Issuance Notice and/or Letter of Credit application. Unless the applicable Issuing Bank has received written notice from any Lender, Administrative Agent or any Loan Party, in any case, at least one (1) Business Day

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prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3.2 (Conditions to Each Credit Extension not on the Closing Date) shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices and, with respect to any amendment of a Letter of Credit, so long as the amendment is satisfactory to the Issuing Bank. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to (regardless of whether the conditions set forth in Section 3.2 (Conditions to Each Credit Extension not on the Closing Date) have been satisfied), purchase from the applicable Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.
(iii)If the Borrower so requests in any applicable Issuance Notice and/or Letter of Credit application, as applicable, the applicable Issuing Bank shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a date to be agreed in each such twelve-month period at the time such Letter of Credit is issued (the “Non-Extension Notice Date”). Once an Auto-Extension Letter of Credit has been issued, unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, each Lender shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.3(a) (Letter of Credit Commitment) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3 (Conditions Precedent) is not then satisfied (or a Default or Event of Default has occurred and is continuing), and in each such case directing such Issuing Bank not to permit such extension.
(iv)Subject to Section 2.3(a)(ii)(E) (Letter of Credit Commitment), if the Borrower so requests in any applicable Issuance Notice and/or Letter of Credit application, as applicable, the applicable Issuing Bank shall issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Once an Auto-Reinstatement Letter of Credit has been issued, unless otherwise directed by the applicable Issuing Bank in its sole discretion, Borrower shall not be required to make a specific request to such Issuing Bank to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, each Lender shall be deemed to have authorized (but may not require) the applicable Issuing Bank to and the applicable Issuing Bank shall permit the reinstatement of all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits such

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Issuing Bank to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such Issuing Bank shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 3 (Conditions Precedent) is not then satisfied (or a Default or Event of Default has occurred and is continuing) (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such Issuing Bank not to permit such reinstatement.
(v)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower, the Administrative Agent and each Lender a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower, the Administrative Agent and the Lenders thereof. Not later than 1:00 p.m. (New York City time) on the date of any payment by the applicable Issuing Bank under a Letter of Credit in accordance with normal banking procedures in the place of payment (each such date, an “Honor Date”), the Borrower shall reimburse such Issuing Bank in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such Issuing Bank by such time, such Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Lender’s Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Loan from such Issuing Bank that is an ABR Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 (Loans) for the principal amount of ABR Loans or the conditions set forth in Section 3 (Conditions Precedent). Any notice given by an Issuing Bank, Administrative Agent or any Lender pursuant to this Section 2.3(c)(i) (Drawings and Reimbursements; Funding of Participations) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Lender shall, upon receiving any notice pursuant to Section 2.3(c)(i) (Drawings and Reimbursements; Funding of Participations), make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of, the applicable Issuing Bank at the Principal Office designated by such Issuing Bank in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the applicable Issuing Bank (with a copy to the Administrative Agent and the Borrower), whereupon, each Lender that so makes funds available shall be deemed to have made a Loan that is an ABR Loan to the Borrower in such Unreimbursed Amount.

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(iii)Until each Lender funds its Loans pursuant to this Section 2.3(c) (Drawings and Reimbursements; Funding of Participations) to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such Issuing Bank.
(iv)Each Lender’s obligation to make Loans to reimburse the applicable Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.3(c) (Drawings and Reimbursements; Funding of Participations), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Issuing Bank, Borrower, any Subsidiary Guarantor or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (D) failure of the beneficiary to comply fully with the conditions required in order to demand payment under a Letter of Credit; or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing, including any of the events specified in Section 2.3(f) (Obligations Absolute). No such making of a Loan shall relieve or otherwise impair the obligation of Borrower to reimburse the applicable Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.
(v)If any Lender fails to make available to the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(c) (Drawings and Reimbursements; Funding of Participations) by the time specified in Section 2.3(c)(ii) (Drawings and Reimbursements; Funding of Participations), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the L/C Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan, included in the relevant Revolving Commitment. A certificate of the applicable Issuing Bank submitted to any Lender (with a copy to the Administrative Agent and the Borrower) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the applicable Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender’s Pro Rata Share of the Unreimbursed Amount in respect of such payment in accordance with Section 2.3(c) (Drawings and Reimbursements; Funding of Participations), if such Issuing Bank receives any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

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(ii)If any payment received by the applicable Issuing Bank pursuant to Section 2.3(c)(i) (Drawings and Reimbursements; Funding of Participations) is required to be returned under any of the circumstances described in Section 10.11 (Marshalling; Payments Set Aside) (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Lender shall pay to such Issuing Bank its Pro Rata Share thereof on demand of such Issuing Bank, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the L/C Overnight Rate. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Cash Collateralization Upon Event of Default. Upon the occurrence and during the continuation of an Event of Default under Section 8 (Events of Default), the Administrative Agent may, and at the direction of the Required Lenders shall, require the Borrower to Cash Collateralize the L/C Obligations.
(f)Obligations Absolute. The obligation of Borrower to reimburse the applicable Issuing Bank for each drawing under each Letter of Credit and to repay each Loan, in either case, deemed made pursuant to Section 2.3(c)(ii) (Drawings and Reimbursements; Funding of Participations) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Financing Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the Issuing Bank of any requirement that exists for the Issuing Bank’s protection and not the protection of Borrower or any waiver by the Issuing Bank which does not in fact materially prejudice Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

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(vii)any payment by the applicable Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any amendment or waiver of or any consent or departure from all or any of the provisions of the Financing Documents or Letter of Credit;
(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any Subsidiary; or
(x)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.
Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the applicable Issuing Bank. Borrower shall be conclusively deemed to have waived any such claim against such Issuing Bank and its correspondents unless such notice is given as aforesaid.
(g)Role of an Issuing Bank. Each applicable Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.3(f) (Obligations Absolute); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against any Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of all the documents specified in such Letter of Credit

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strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(h)Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued or when it is amended with the consent of the beneficiary thereof, the rules of the ISP shall apply to each Letter of Credit and as to all matters not governed thereby, the law of the State of New York. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and each Issuing Bank’s rights and remedies against Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)Letter of Credit Fees. Borrower shall pay to the Administrative Agent for the account of each Lender, in accordance with its Pro Rata Share, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Loans, that are Term SOFR Loans times the daily maximum aggregate amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to Section 2.20 (Defaulting Lenders) shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Share allocable to such Letter of Credit pursuant to Section 2.20(a)(iii) (Certain Fees), with the balance of such fee, if any, payable to such Issuing Bank for its own account. For purposes of computing the daily maximum aggregate amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5 (Letter of Credit Amounts). Letter of Credit Fees shall be (i) due and payable on each Interest Payment Date for ABR Loans (commencing with the first such date to occur after the issuance of such Letter of Credit), on the Letter of Credit Expiration Date and thereafter on demand (to the extent remaining unpaid) and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily maximum aggregate amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of Issuing Banks having aggregate Letter of Credit Issuance Commitments in excess of

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50% of all of the aggregate Letter of Credit Issuance Commitments, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Letter of Credit Fees Default Rate.
(j)Documentary and Processing Charges Payable to applicable Issuing Bank. Borrower shall pay directly to the applicable Issuing Bank, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank in connection with Letters of Credit issued by such Issuing Bank as from time to time in effect. Such customary fees and standard costs and charges, if any, are due and payable on demand and are nonrefundable.
(k)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(l)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary, Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. Borrower and the Subsidiary Guarantors hereby acknowledge that the issuance of Letters of Credit in support of any obligations of Subsidiaries, inures to the benefit of Borrower and such Subsidiaries, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(m)Resignation as Issuing Bank. Any Issuing Bank may, upon 60 days’ notice to the Borrower and Administrative Agent, resign as Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower or, if the Borrower fails to make such appointment in 30 days, the Administrative Agent shall be entitled to appoint a Person with the Required Ratings who is also an Eligible Assignee and reasonably satisfactory to the Administrative Agent as a successor Issuing Bank hereunder. If any Issuing Bank resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit that it issued, including Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto. Upon the appointment of a successor Issuing Bank, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable Issuing Bank to effectively assume the obligations of such Issuing Bank with respect to such Letters of Credit and (c) the resigning Issuing Bank shall assign its Letter of Credit Issuance Commitment to issue Letters of Credit and Loans, as applicable, to such successor Issuing Bank.
(n)Replacement of Issuing Banks.
(i)If at any time an Issuing Bank ceases to have the Required Ratings, then such Issuing Bank shall promptly, and in any event within two (2) Business Days after such cessation, notify the Borrower thereof and the Borrower may, upon 30 days’ prior written notice, in each case, to such Issuing Bank and Administrative Agent, (A) (x) elect to replace such Issuing Bank in its capacity as an Issuing Bank with a Person selected by the Borrower with the Required Ratings so long as such Person is an Eligible Assignee and is reasonably satisfactory to the Administrative Agent and (y) cause such Issuing Bank to assign its Letter of Credit Issuance Commitment to issue Letters of Credit to the successor Issuing Bank or (B) cause such Issuing Bank to assign its Letter of Credit Issuance Commitment to issue Letters of Credit to another or

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additional Issuing Bank with the Required Ratings selected by the Borrower, so long as such Person is an Eligible Assignee and is reasonably satisfactory to the Administrative Agent; and
(ii)The Borrower shall notify the Administrative Agent of any such replacement of an Issuing Bank pursuant to paragraph (i) above. At the time any such replacement shall become effective, the Borrower shall have (A) paid all unpaid fees and Unreimbursed Amounts accrued for the account of the replaced Issuing Bank and (B) effected the Cash Collateralization at 102% of the replaced Issuing Bank’s Letters of Credit outstanding at such time or the cancellation and return to the replaced Issuing Bank, of its Letters of Credit outstanding at such time. From and after the effective date of any such replacement, (1) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (2) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights, powers, privileges and duties of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such collateralization or replacement but shall not be required to issue additional Letters of Credit.
2.4Pro Rata Shares; Availability of Funds.
(a)Pro Rata Shares.
(i)All Loans made pursuant to Section 2.1 (Loans) shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares.
(ii)No Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan in respect of which such other Lender has a Revolving Commitment requested hereunder or to purchase a participation required hereby nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan in respect of which such other Lender has a Revolving Commitment requested hereunder or to purchase a participation required hereby.
(b)Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender, as the case may be, does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date (any such amount made available by the Administrative Agent to the Borrower, the “Corresponding Amount”). If such Corresponding Amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such Corresponding Amount on demand from such Lender, together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Alternate Base Rate. In the event that the Administrative Agent does not make available to the Borrower a requested amount on the applicable Credit Date until such time as all applicable Lenders have made payment to the Administrative Agent, the Administrative Agent shall deem

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any payment by or on behalf of a Lender hereunder that is not made in immediately available funds prior to the time period specified herein and such delay causes the Administrative Agent’s failure to fund to the Borrower in accordance with its Borrowing Notice, a non-conforming payment and such Lender, as the case may be, shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of Borrower’s receipt of the requested amount. If such Lender, as the case may be, does not pay such Corresponding Amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such Corresponding Amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for ABR Loans for such Loans. Nothing in this Section 2.4(b) (Availability of Funds) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.
2.5Use of Proceeds.
(a)Revolving Loans. The proceeds of the Loans made on any Credit Date shall be applied by the Borrower for (i) the refinancing and replacement of loans outstanding under the Existing Revolving Credit Facility Agreement, (ii) fees and expenses related to this Agreement and (iii) the general corporate purposes of the Borrower and/or its Subsidiaries.
(b)Letters of Credit. Letters of Credit may be applied by the Borrower for general corporate purposes of the Borrower and/or its Subsidiaries.
2.6Evidence of Debt; Lenders’ Books and Records; Notes.
(a)Lenders’ Evidence of Debt. Each Lender and Issuing Bank shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender or Issuing Bank, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s or Issuing Banks’ Revolving Commitment or Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s or Issuing Bank’s records, the recordations in the Register shall govern.
(b)Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of all Lenders and Issuing Banks; the Revolving Commitment, Letter of Credit Issuance Commitment, Loans and L/C Obligations of each Lender and Issuing Bank; and principal amounts (and stated interest) of the Loans owing to each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender or Issuing Bank (with respect to (i) any entry relating to such Lender’s or Issuing Bank’s Loans or L/C Obligations or (ii) the identity of the other Lenders and Issuing Banks (but not any information with respect to such other Lenders’ or Issuing Bank’s Loans or L/C Obligations)) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.7

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(Successors and Assigns; Participations), and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower, each Lender and each Issuing Bank, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s or Issuing Bank’s Revolving Commitment or Letter of Credit Issuance Commitment or Borrower’s Obligations in respect of any Loan. Borrower hereby designates Administrative Agent to serve as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.6 (Evidence of Debt; Lenders’ Books and Records; Notes), and the Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute Indemnitees.
(c)Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.7 (Successors and Assigns; Participations)) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after receipt by the Borrower of such notice) a Note or Notes to evidence such Lender’s Loan, as the case may be.
2.7Interest on Loans.
(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows (without duplication of amounts payable in connection with Section 2.7(f) (Interest on Loans)):
(i)if an ABR Loan, at the Alternate Base Rate plus the Applicable Margin; or
(ii)if a Term SOFR Loan, at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(b)The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Term SOFR Loan, shall be selected by the Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Borrowing Notice or Conversion/Continuation Notice, as the case may be.
(c)In connection with Term SOFR Loans there shall be no more than eight (8) Interest Periods outstanding at any time with respect to each Loan. In the event Borrower fails to specify between a Type of Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, such Loan (if not then outstanding, will be made as (or if outstanding as an ABR Loan will remain as) an ABR Loan, or if outstanding as a Term SOFR Loan, will be automatically converted into an ABR Loan on the last day of the then current Interest Period for such Loan). In the event Borrower fails to specify an Interest Period for any Term SOFR Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 12:00 p.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding

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upon all parties) the interest rate that shall apply to the Term SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.
(d)Interest payable pursuant to Section 2.7(a) (Interest on Loans) shall be computed (i) in the case of ABR Loans on the basis of a 365 or 366 day year, as the case may be, and (ii) in the case of Term SOFR Loans, on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such ABR Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted to a Term SOFR Loan, the date of conversion of such ABR Loan to such Term SOFR Loan, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
(e)Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; (iii) shall accrue on a daily basis and shall be payable on any day that a Term SOFR Loan is converted prior to the expiration of the Interest Period applicable to such Term SOFR Loan, and (iv) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of an ABR Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.
(f)Without duplication of any amounts payable under Section 2.7(a) (Interest on Loans), Borrower agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the date that is one (1) Business Day immediately following the date on which such drawing is honored, the rate of interest otherwise payable hereunder with respect to Loans that are ABR Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Loans that are ABR Loans.
(g)Interest payable pursuant to Section 2.7(f) (Interest on Loans) shall be computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by any Issuing Bank of any payment of interest pursuant to Section 2.7(f) (Interest on Loans), such Issuing Bank shall distribute to each Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit.

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In the event any Issuing Bank shall have been reimbursed by a Lender for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.3(c) (Drawings and Reimbursements; Funding of Participations) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which such Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.
2.8Conversion/Continuation.
(a)Subject to Section 2.16 (Making or Maintaining SOFR Rate Loans) and so long as no Default or Event of Default shall have occurred and then be continuing.
(i)Borrower shall have the option to convert at any time all or any part of any Loans, equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Term SOFR Loan may only be converted prior to the expiration of the Interest Period applicable to such Term SOFR Loan if the Borrower shall pay all amounts due under Section 2.16 (Making or Maintaining SOFR Rate Loans) in connection with any such conversion; or
(ii)in the case of Term SOFR Loans, Borrower shall have the option upon the expiration of any Interest Period applicable to any Term SOFR Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount as a Term SOFR Loan.
(b)Subject to Section 3.3 (Notices), Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 12:00 p.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date, in the case of a conversion to an ABR Loan, and at least three (3) Business Days in advance of the proposed Conversion/Continuation Date, in the case of a conversion to, or a continuation of, a Term SOFR Loan. Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Term SOFR Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Borrowing Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be an ABR Loan.
(c)Each notice pursuant to this Section 2.8 (Conversion/Continuation) shall refer to this Agreement and specify (A) the identity, amount and currency of the Borrowing that the Borrower requests be converted or continued, (B) whether such Borrowing is to be converted to or continued as a Term SOFR Borrowing or an ABR Borrowing, (C) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (D) if such Borrowing is to be converted to or continued as a Term SOFR Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Term SOFR Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.8 (Conversion/Continuation) and of each

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Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.8 (Conversion/Continuation) to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.8 (Conversion/Continuation) to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into an ABR Borrowing.
2.9Default Interest. Upon the occurrence and during the continuance of an Event of Default pursuant to Section 8.1(e) (Involuntary Bankruptcy; Appointment of Receiver, Etc.), Section 8.1(f) (Voluntary Bankruptcy; Appointment of Receiver, Etc.) or, at the direction of the Required Lenders, Sections 8.1(a) (Failure to Make Payments When Due), the overdue principal amount of all Loans outstanding and, to the extent permitted by applicable law, any overdue interest payments on the Loans or any fees or other amounts owed hereunder (including Letter of Credit Fees (“Letter of Credit Fees Default Rate”)), shall thereafter bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for ABR Loans); provided, in the case of Term SOFR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Term SOFR Loans shall thereupon become ABR Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for ABR Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 (Default Interest) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Lender or any Issuing Bank.
2.10Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.3(a) (Letter of Credit Commitment):
(a)Borrower agrees to pay to Lenders, as applicable, having Revolving Exposure, commitment fees equal to the Applicable Margin multiplied by the average of the daily difference between (i) the Revolving Commitments and (ii) the aggregate principal amount of (A) all outstanding Loans, plus (B) the L/C Obligations (collectively, “Commitment Fees”).
(b)All Commitment Fees shall be paid to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each applicable Lender its Pro Rata Share thereof.

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(c)All Commitment Fees shall be calculated on the basis of a 360 day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year during the Availability Period, commencing on the first such date to occur after the Closing Date, and on the Maturity Date (or, if earlier, the Revolving Commitment Termination Date).
(d)Borrower agrees to pay to each Issuing Bank, a fee in respect of each Letter of Credit issued by such Issuing Bank (the “Fronting Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination or expiration date of such Letter of Credit, equal to 0.15% per annum multiplied by an amount equal to (a) the average daily stated amount of such Letter of Credit minus (b) an amount equal to the product of (i) the average daily stated amount of such Letter of Credit multiplied by (ii) the Pro Rata Share of such Letter of Credit participated in by such Issuing Bank in its capacity as Lender. The Fronting Fee shall be (x) due and payable on each Interest Payment Date for ABR Loans, commencing on the first such day to occur after a Letter of Credit has been issued by the applicable Issuing Bank in respect of which other Lenders have a participation and (y) computed on the basis of a year of three hundred sixty (360) days and shall be payable the actual number of days elapsed (including the first but excluding the last day).
(e)In addition to any of the foregoing fees, Borrower agrees to pay to the Administrative Agent for the account of the Lenders and Issuing Banks such other fees in the amounts and at the times separately agreed upon (including pursuant to the Fee Letter).
2.11Voluntary Prepayments; Commitment Reductions.
(a)Voluntary Prepayments.
(i)At any time and from time to time the Borrower may prepay Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount (provided that, in any such case, such minimum amounts shall not apply to a prepayment of all outstanding Loans);
(ii)All such prepayments shall be made:
(A)upon not less than one (1) Business Day’s prior written or telephonic notice in the case of ABR Loans; and
(B)upon not less than three (3) Business Days’ prior written or telephonic notice in the case of Term SOFR Loans;
in each case given to the Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly transmit such original notice for Loans, by facsimile or telephone to each applicable Lender or Issuing Bank). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, that such prepayment obligation may be conditioned on the occurrence of any subsequent event (including

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a refinancing transaction). Any such voluntary prepayment shall be applied as specified in Section 2.13 (Application of Prepayments).
(b)Voluntary Commitment Reductions.
(i)Borrower may, upon not less than three (3) Business Days’ prior written or telephonic notice promptly confirmed by delivery of written notice thereof to the Administrative Agent (which original written notice Administrative Agent will promptly transmit by facsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.
(ii)Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof; provided, that any such termination or reduction may be conditioned on the occurrence of any subsequent event (including a refinancing transaction).
(iii)If, after giving effect to any reduction of the Revolving Commitments, the aggregate Letter of Credit Issuance Commitments exceed the aggregate Revolving Commitments, the Issuing Banks and the Borrower shall agree on how to allocate such excess to reductions of the Letter of Credit Issuance Commitments; provided, that if the Issuing Banks and the Borrower shall not so agree within thirty (30) days of giving effect to such reduction, such allocation shall be made pro rata across all unused Letter of Credit Issuance Commitments.
2.12Mandatory Prepayments.
If the aggregate principal balance of the Loans plus all outstanding Letters of Credit exceeds the Total Utilization of Revolving Commitments, then the Administrative Agent shall notify Borrower of the same. The Borrower shall pay or prepay three (3) Business Days after receiving such notice such that the aggregate balance of the Loans plus all outstanding Letters of Credit does not exceed the Total Utilization of Revolving Commitments after giving effect to such payments or prepayments.
2.13Application of Prepayments.
With respect to each payment or prepayment made pursuant to Section 2.11 (Voluntary Prepayments; Commitment Reductions) or Section 2.12 (Mandatory Prepayments), such prepayment of the Loans shall be applied as directed by the Borrower as between any outstanding Loans and pro-rata to each Lender in respect of each Loan.
2.14General Provisions Regarding Payments.

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(a)All payments by any Loan Party of principal, interest, fees and other Obligations shall be made in immediately available funds, without reduction, defense, recoupment, setoff or counterclaim, free of any restriction or condition, and, except as otherwise required herein, delivered to the Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office of Administrative Agent for the account of Lenders.
(b)All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c)The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s or Issuing Bank’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes ABR Loans, in lieu of its Pro Rata Share of any Term SOFR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(e)Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to such Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.
(f)The Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in immediately available funds prior to 3:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Interest and fees shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.9 (Default Interest) from the date such amount was due and payable until the date such amount is paid in full.
2.15Ratable Sharing. Lenders hereby agree among themselves that, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Financing Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and

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other amounts then due and owing to such Lender hereunder or under the other Financing Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.15 (Ratable Sharing) shall not be construed to apply to (a) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.
2.16Making or Maintaining SOFR Rate Loans.
(a)Inability to Determine Rates. Subject to Section 2.30 (Effect of Benchmark Replacement), if:
(i)the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period, or
(ii)the Administrative Agent is advised by the Required Lenders reasonably and in good faith that prior to the commencement of any Interest Period for a Term SOFR Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Borrowings (or its Borrowings) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders, or the Required Lenders notify the Administrative Agent and the Borrower, as the case may be, that the circumstances giving rise to such notice no longer exist with respect to the relevant benchmark rate (which notice shall be delivered within five (5) Business Days after such circumstances cease to exist) and (y) the Borrower delivers a notice of conversion or continuation in accordance with the terms of Section 2.8 (Conversion/Continuation) or a Borrowing Notice in accordance with the terms of

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Section 2.2 (Requests for Borrowings), any notice of conversion or continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing, or any notice of Borrowing that requests a Term SOFR Borrowing, may be revoked by the Borrower and, failing that, shall instead be deemed to be a notice of conversion or continuation or a Borrowing Notice for an ABR Loan. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.16(a) (Inability to Determine Rates) with respect to the Term SOFR Rate, then until (x) the Administrative Agent notifies the Borrower and the Lenders, or the Required Lenders notify the Administrative Agent and the Borrower, as the case may be, that the circumstances giving rise to such notice no longer exist with respect to the relevant benchmark rate (which notice shall be delivered within five (5) Business Days after such circumstances cease to exist) and (y) the Borrower delivers a new notice of conversion or continuation in accordance with the terms of Section 2.8 (Conversion/Continuation) or a new Borrowing Notice in accordance with the terms of Section 2.2 (Requests for Borrowings), any such Term SOFR Loan shall on the last day of the Interest Period applicable to such Term SOFR Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b)Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Term SOFR Loans (the “Affected Lender”), then, by written notice to the Borrower (which notice shall include documentation or information in reasonable detail supporting the conclusions in such notice) and to the Administrative Agent (an “Illegality Notice”), (a) any obligation of such Affected Lender to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans of such Affected Lender or to convert ABR Loans of such Affected Lender to Term SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon written demand from such Affected Lender (with a copy to the Administrative Agent), prepay or, at the Borrower’s option, convert all Term SOFR Loans of such Affected Lender to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if such Affected Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Affected Lender may not lawfully continue to maintain such Term SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16(c) (Compensation for Losses).
(c)Compensation for Losses. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 (Voluntary

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Prepayments; Commitment Reductions) and is revoked in accordance therewith), or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 (Obligation to Mitigate), then, in any such event, the Borrower shall compensate each applicable Lender for the reasonable loss, cost and expense attributable to such event (other than loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts which such Lender believes it is entitled to receive pursuant to this Section 2.16(c) (Compensation for Losses), including the calculations and criteria applied to determine such amount or amounts, and other documentation or information reasonably supporting the conclusions in such certificate, shall be delivered to the Borrower and shall, absent clearly demonstrable error, be final and conclusive and binding. The Borrower shall pay such Lender the undisputed amount shown as due on any such certificate within 30 days after receipt thereof.
2.17Increased Costs; Capital Adequacy.
(a)Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.18 (Taxes; Withholding, Etc.) (which shall be controlling with respect to the matters covered thereby), in the event that (A) any treaty, Government Rule or guideline, or any change therein or in the interpretation, administration or application thereof (regardless of whether the underlying treaty, Government Rule or guideline was issued or enacted prior to the Closing Date), including the introduction of any new treaty, Government Rule or guideline but excluding solely proposals thereof, or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or (B) any guideline, request or directive by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the Closing Date (in each case, a “Change in Law”): (i) subjects any Lender (which term shall include the Administrative Agent and Issuing Bank for purposes of this Section 2.17(a) (Compensation for Increased Costs and Taxes)) (or its applicable lending office or Affiliate) or any company controlling such Lender to any additional Tax (other than any Indemnified Taxes, Other Taxes covered by Section 2.18 (Taxes; Withholding, Etc.) and Excluded Taxes) with respect to this Agreement or any of the other Financing Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender or any company controlling such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder; and the result of any of the foregoing is to increase the cost or decrease the yield to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) hereunder; then, in any such case, the Borrower shall pay to such Lender, within 30 days following receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in yield or amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a

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copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.17(a) (Compensation for Increased Costs and Taxes), including the calculations and criteria applied to determine such amount or amounts, and other documentation or information reasonably supporting the conclusions in such certificate (but such Lender shall not be required to provide any information, calculations, or criteria that are proprietary to such Lender), which statement absent clearly demonstrable error, be final and conclusive and binding.
(b)Capital Adequacy Adjustment. In the event that any Lender (which term shall include each Issuing Bank for purposes of this Section 2.17(b) (Capital Adequacy Adjustment)) shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) the introduction, adoption, effectiveness, phase in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, Revolving Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or Letters of Credit to a level below that which such Lender or such controlling company could have achieved but for such introduction, adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.17(b) (Capital Adequacy Adjustment), including the calculations and criteria applied to determine such amount or amounts, and other documentation or information reasonably supporting the conclusions in such certificate (but such Lender shall not be required to provide any information, calculations, or criteria that are proprietary to such Lender), which statement shall be conclusive and binding upon all parties hereto absent clearly demonstrable error. For the avoidance of doubt, for all purposes of the Financing Documents, subsections (a) and (b) of this Section 2.17 (Increased Costs; Capital Adequacy) shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued or promulgated by any United States or foreign regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements, the United States regulatory authorities or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.

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(c)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
2.18Taxes; Withholding, Etc.
(a)Payments to Be Free and Clear. All sums payable by or on behalf of any Loan Party hereunder and under the other Financing Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax, except to the extent required by law.
(b)Withholding of Taxes. If any Withholding Agent (but, for the avoidance of doubt, not including a Lender acting as a withholding agent with respect to payments made to its members, partners or beneficiaries) is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Loan Party to the Administrative Agent or any Lender under any of the Financing Documents: (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding; (ii) the applicable Withholding Agent shall pay, or cause to be paid, any such Tax to the appropriate Governmental Authority before the date on which penalties attach thereto; (iii) if the tax is an Indemnified Tax and unless otherwise provided in this Section 2.18 (Taxes; Withholding, Etc.), the sum payable by such Loan Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of the deduction, withholding or payment for Indemnified Taxes (including such deductions and withholdings applicable to additional sums payable under this Section 2.18(b) (Withholding of Taxes)), the applicable Recipient receives a net sum equal to what it would have received had no such deduction, withholding or payment for Indemnified Taxes been required or made; and (iv) within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the applicable Loan Party shall (if any Loan Party is responsible for the deduction, withholding or payment) deliver to the Administrative Agent the original or a certified copy of a receipt evidencing such payment, a copy of the return reporting such payment or other evidence reasonably satisfactory to the Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority.
(c)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Borrower and Administrative Agent, at the time or times reasonably requested by the Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the

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Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(c)(ii)(A) (Status of Lenders), 2.18(c)(ii)(B) (Status of Lenders) and 2.18(g) (Taxes; Withholding, Etc.) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender and Agent that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or applicable successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or W-8BEN-E (or applicable successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance

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Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E (or applicable successor form), as applicable; or
(4)to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(C)any Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)MUFG Bank, Ltd., as the Administrative Agent, and any successor or supplemental Administrative Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, shall deliver to the Borrower, on or prior to the date on which it becomes a party to this Agreement, two duly completed copies of IRS Form W-8IMY, with the effect that the Borrower may make payments to the Administrative Agent, to the extent such payments are received by the Administrative Agent as an intermediary, without deduction or withholding of any Taxes imposed by the United States.
Each Lender agrees that if any form or certification it previously delivered under this Section 2.18(c) (Status of Lenders) or under Section 2.18(g) (Taxes; Withholding, Etc.) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.
(d)Without limiting the provisions of Section 2.18(b) (Taxes; Withholding, Etc.), Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. Borrower shall deliver to the Administrative Agent the original or certified copy of an official receipt, a copy of the return reporting such payment or other

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evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.
(e)Borrower shall indemnify Administrative Agent and any Lender for the full amount of Indemnified Taxes (taking into account all exceptions provided in this Section 2.18 (Taxes; Withholding, Etc.)) arising in connection with payments made under this Agreement or any other Financing Document (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18 (Taxes; Withholding, Etc.)) payable or paid by the Administrative Agent or Lender required to be withheld or deducted from a payment to the Administrative Agent or Lender and for any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of any Lender setting forth any amount or amounts which such Lender believes it is entitled to receive pursuant to this Section 2.18(e) (Taxes; Withholding, Etc.), including the calculations and criteria applied to determine such amount or amounts, and other documentation or information reasonably supporting the conclusions in such certificate, shall be delivered to the Borrower and shall, absent clearly demonstrable error, be final and conclusive and binding. The Borrower shall pay such Lender the amount (which is absent clearly demonstrable error) shown as due on any such certificate within 30 days after receipt thereof.
(f)If any party determines, in its sole discretion exercised in good faith, that it has received a refund, of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (Taxes, Withholding, Etc.) (including by the payment of additional amounts pursuant to this Section 2.18 (Taxes, Withholding, Etc.)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, under this Section 2.18 (Taxes, Withholding, Etc.) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Taxes resulting in such indemnification payments or additional amounts and giving rise to such refund had never been imposed and such indemnification payments or additional amounts have never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)If a payment made to a Lender under any Financing Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may

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be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(g) (Taxes, Withholding, Etc.), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)For purposes of this Section 2.18 (Taxes, Withholding, Etc.), the term “Lender” shall include any Issuing Bank and the term “applicable law” shall include FATCA.
(i)Survival. Each party’s obligations under this Section 2.18 (Taxes, Withholding, Etc.) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Document.
2.19Obligation to Mitigate.
Each Lender (which term shall include each Issuing Bank for purposes of this Section 2.19 (Obligation to Mitigate)) agrees that, as promptly as practicable after the officer of such Lender that is directly or indirectly responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Sections 2.16 (Making or Maintaining SOFR Rate Loans), 2.17 (Increased Costs; Capital Adequacy) or 2.18 (Taxes; Withholding, Etc.), it will (at the request of the Borrower), to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 2.16 (Making or Maintaining SOFR Rate Loans), 2.17 (Increased Costs; Capital Adequacy) or 2.18 (Taxes; Withholding, Etc.) would be eliminated or materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.19 (Obligation to Mitigate) unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate of any Lender setting forth any amount or amounts which such Lender believes it is entitled to receive pursuant to this Section 2.19 (Obligation to Mitigate), including the calculations and criteria applied to determine such amount or amounts, and other documentation or information reasonably supporting the conclusions in such certificate, shall be delivered to the Borrower and shall, absent clearly demonstrable error, be final and conclusive and binding.

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2.20Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.6 (Amendments and Waivers).
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 (Events of Default) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.5 (Set Off) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, as Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders or any Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Unreimbursed Amounts refinanced by a Loan in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3 (Conditions Precedent) were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the applicable Revolving Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) (Defaulting Lender Waterfall) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.10 (Fees) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been

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required to have been paid to that Defaulting Lender); provided, such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.3(i) (Letter of Credit Fees) for any period during which that Lender is a Defaulting Lender only to extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20(d) (Cash Collateral).
(B)With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 2.27 (Acknowledgement and Consent to Bail-In of Affected Financial Institutions), no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders of the applicable Revolving Commitment or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Revolving Commitments (without giving effect to Section 2.20(a)(iv) (Reallocation of Participations to Reduce Fronting Exposure)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c)New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

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(d)Cash Collateral. Upon the request of Administrative Agent and any Issuing Bank, as applicable, (1) if such Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an Unreimbursed Amount, or (2) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize 102% of the amount of all L/C Obligations.
(e)Grant of Security Interest. All Cash Collateral provided by or on behalf of Borrower (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts located in the United States, at one or more institutions selected by Administrative Agent. Borrower hereby grants to Administrative Agent, for the benefit of Administrative Agent and each Issuing Bank, and agrees to maintain, a first-priority security interest in all such Cash Collateral. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and the applicable Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(f)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 (Defaulting Lenders), Section 2.3 (Letters of Credit) and Section 2.11(b) (Voluntary Commitment Reductions) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(g)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the applicable Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 (Defaulting Lenders) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (B) the determination by the Administrative Agent that there exists excess Cash Collateral; provided that, (x) subject to the other provisions of this Section 2.20 (Defaulting Lenders), the Person providing Cash Collateral and the applicable Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and (y) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the existence of a Default or Event of Default.
2.21Removal or Replacement of Lenders. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to the Borrower that such Lender is an Affected Lender or such Lender is entitled to receive payments under Sections 2.16 (Making or Maintaining SOFR Rate Loans), 2.17 (Increased Costs; Capital Adequacy) or 2.18 (Taxes; Withholding, Etc.) and (ii) such Lender shall fail to withdraw such notice within five (5) Business Days after Borrower’s request for such withdrawal, (b)(i) any Lender shall become a Defaulting Lender and continues to be a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default pursuant to Section 2.20(b) (Defaulting Lender Cure) within five (5) Business Days after Borrower’s request that it cure such default, or (iii) in connection with any proposed amendment, modification, termination,

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waiver or consent with respect to any of the provisions hereof or any Financing Document as contemplated by Section 10.6(b) (Affected Lenders’ Consent) or Section 10.6(c) (Other Consents), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and Revolving Commitments, if any, in full to one or more Eligible Assignee (each a “Replacement Lender”) in accordance with the provisions of Section 10.7 (Successors and Assigns; Participations) and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided that (1)  on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10 (Fees) (but, in the case of any Defaulting Lender, subject to Section 2.20(a)(iii) (Certain Fees)); (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Sections 2.17 (Increased Costs; Capital Adequacy), Section 2.16(c) (Compensation for Losses), or Section 2.18 (Taxes; Withholding, Etc.) or otherwise, as if it were a prepayment (without regard to any pro rata payment obligation in respect of any other Loans); (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; and (4) in the case of any such assignment resulting from a claim for payment under Section 2.17 (Increased Costs; Capital Adequacy) or Section 2.18 (Taxes; Withholding, Etc.), or payments required to be made pursuant to Section 2.18 (Taxes; Withholding, Etc.), such assignment will result in a reduction of such payments; provided, Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank, unless, prior to the effectiveness of such election, Borrower shall have caused the outstanding Letters of Credit issued thereby to be cancelled or 102% Cash Collateralized. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.7 (Successors and Assigns; Participations). In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.7 (Successors and Assigns; Participations) on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.7 (Successors and Assigns; Participations).

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2.22Permitted Refinancing Debt. The Borrower will, subject to the terms and conditions of this Section 2.22 (Permitted Refinancing Debt), be permitted to replace or refinance this Agreement, any Additional Secured Indebtedness, any Additional Unsecured Indebtedness or any other unsecured or secured Indebtedness (any such refinancing or replacement Indebtedness, “Replacement Debt”), at its sole discretion, subject to the satisfaction or waiver of the following conditions:
(a)no Default or Event of Default shall have occurred and be continuing;
(b)the maximum principal amount of the Replacement Debt does not exceed the sum of (i) the commitments being cancelled, plus (ii) the loans or notes being prepaid, plus (iii) all accrued interest on such loans or notes being repaid or redeemed, all premiums, reserves, termination or settlement costs, discounts, fees, costs and expenses associated with any such cancellation, prepayment, termination, unwinding or redemption incurred in connection with the Replacement Debt plus (iv) the amount required to be funded into any debt service reserve account for the benefit of the Replacement Debt lenders;
(c)the final maturity date of the Replacement Debt shall not occur prior to the Maturity Date; and
(d)the Replacement Debt shall otherwise be on reasonable terms and conditions, as determined by the Borrower in good faith.
2.23Additional Secured Indebtedness. The Borrower may, subject to the terms and conditions of this Section 2.23 (Additional Secured Indebtedness), (a)(i) add one or more term loan facilities to this Agreement and the other Financing Documents or (ii) add one or more additional term loan, secured bond or other debt facilities pursuant to separate documentation (each such facility in this clause (a), “Additional Secured Term Indebtedness”) and/or (b)(i) add one or more senior revolving credit facilities to this Agreement and the other Financing Documents and/or (ii) add one or more additional revolving and/or letter of credit facilities pursuant to separate documentation (any such revolving or letter credit facility in this clause (b), “Additional Secured Revolving Indebtedness”; the Additional Secured Revolving Indebtedness and the Additional Secured Term Indebtedness are collectively referred to as “Additional Secured Indebtedness”), at its sole discretion, subject to the satisfaction or waiver of the following conditions:
(a)no Default or Event of Default shall have occurred and be continuing; provided that, if the Additional Secured Indebtedness at issue will be used to effect an acquisition permitted by the Financing Documents (i) as of the date of execution of the acquisition agreement related to such acquisition, no Event of Default under the Financing Documents has occurred and is continuing, (ii) as of the date of the consummation of such acquisition, no Event of Default pursuant to Sections 8.1(a) (Failure to Make Payments When Due), 8.1(e) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) and 8.1(f) (Voluntary Bankruptcy; Appointment of Receiver, Etc.) has occurred and is continuing and (iii) any Event of Default under the loan documents related to such Additional Secured Indebtedness has been waived or limited as agreed by the Borrower and the lenders thereunder, then the Borrower shall be permitted to effect the consummation of such acquisition and the incurrence of Additional Secured Indebtedness related thereto (it being understood that any such closing or waiver will not waive any Event of Default under the Financing Documents);

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(b)the Additional Secured Indebtedness will have a final maturity no earlier than the Maturity Date;
(c)it shall not be guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors;
(d)it shall not be secured by any Principal Property other than pursuant to Permitted Liens;
(e)either (i) the Borrower shall certify that after giving effect to the incurrence of such Additional Secured Indebtedness, the Borrower’s Projected Debt Service Coverage Ratio is not less than 1.35x or (ii) two of the Rating Agencies (or one Rating Agency, if only one Rating Agency is then rating the Borrower’s long-term senior unsecured debt, the Loans under this Agreement, the Existing Indenture or the corporate family of the Borrower) shall have (A) assigned or reaffirmed an Investment Grade Rating of any of (w) the Borrower’s long-term senior unsecured debt, (x) the Loans under this Agreement, (y) the Existing Indenture or (z) the Borrower’s corporate family or (B) determined that the existing rating for any of the foregoing is not affected (in each case, after giving effect to the incurrence of such Additional Secured Indebtedness);
(f)the rate of interest applicable to any such Additional Secured Indebtedness, and, the amortization schedule (subject to clause (b) above), pricing and fees with respect thereto shall be determined by the Borrower and the respective lenders providing such Additional Secured Indebtedness; and
(g)except as otherwise required or permitted in clauses (a) through (f) above, all other terms of such Additional Secured Indebtedness shall not be materially more favorable (taken as a whole) to the lenders or the agent of such Additional Secured Indebtedness (except for provisions which apply after the Maturity Date, as the case may be) as determined by the Borrower in good faith (unless such terms are added to this Agreement).
To the extent any Additional Secured Indebtedness is incurred pursuant to this Agreement, this Agreement and the other Financing Documents shall be amended to give effect to the Additional Secured Indebtedness by documentation executed by the lender or lenders making the commitments thereunder, the Administrative Agent and the Borrower, without the consent of any other Lender (including the Required Lenders).
2.24Additional Unsecured Indebtedness. The Borrower may, subject to the terms and conditions of this Section 2.24 (Additional Unsecured Indebtedness), (a)(i) add one or more unsecured term loan facilities to this Agreement and the other Financing Documents or (ii) add one or more additional unsecured term loan, unsecured bond or other unsecured debt facilities pursuant to separate documentation (each such facility in this clause (a), “Additional Unsecured Term Indebtedness”) and/or (b)(i) add one or more senior unsecured revolving credit facilities to this Agreement and the other Financing Documents and/or (ii) add one or more additional unsecured revolving and/or letter of credit facilities pursuant to separate documentation (any such revolving or letter credit facility in this clause (b), “Additional Unsecured Revolving Indebtedness”; the Additional Unsecured Revolving Indebtedness and the Additional Unsecured Term Indebtedness are collectively referred to as “Additional Unsecured Indebtedness”), at its sole discretion, subject to the satisfaction or waiver following conditions:

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(a)no Default or Event of Default shall have occurred and be continuing; provided that, if the Additional Unsecured Indebtedness at issue will be used to effect an acquisition permitted by the Financing Documents (i) as of the date of execution of the acquisition agreement related to such acquisition, no Event of Default under the Financing Documents has occurred and is continuing, (ii) as of the date of the consummation of such acquisition, no Event of Default pursuant to Sections 8.1(a) (Failure to Make Payments When Due), 8.1(e) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) and 8.1(f) (Voluntary Bankruptcy; Appointment of Receiver, Etc.) has occurred and is continuing and (iii) any Event of Default under the loan documents related to such Additional Unsecured Indebtedness has been waived or limited as agreed by the Borrower and the lenders thereunder, then the Borrower shall be permitted to effect the consummation of such acquisition and the incurrence of Additional Unsecured Indebtedness related thereto (it being understood that any such closing or waiver will not waive any Event of Default under the Financing Documents);
(b)the Additional Unsecured Indebtedness will have a final maturity no earlier than the Maturity Date;
(c)either (i) the Borrower shall certify that after giving effect to the incurrence of such Additional Unsecured Indebtedness, the Borrower’s Projected Debt Service Coverage Ratio is not less than 1.35x or (ii) two of the Rating Agencies (or one Rating Agency, if only one Rating Agency is then rating the Borrower’s long-term senior unsecured debt, the Loans under this Agreement, the Existing Indenture or the corporate family of the Borrower) shall have (A) assigned or reaffirmed an Investment Grade Rating of any of (w) the Borrower’s long-term senior unsecured debt, (x) the Loans under this Agreement, (y) the Existing Indenture or (z) the Borrower’s corporate family or (B) determined that the existing rating for any of the foregoing is not affected (in each case, after giving effect to the incurrence of such Additional Unsecured Indebtedness); and
(d)the rate of interest applicable to any such Additional Unsecured Indebtedness, and the amortization schedule (subject to clause (b) above), pricing and fees with respect thereto shall be determined by the Borrower and the respective lenders providing such Additional Unsecured Indebtedness.
To the extent any Additional Unsecured Indebtedness is incurred pursuant to this Agreement, the Financing Documents shall be amended to give effect to the Additional Unsecured Indebtedness by documentation executed by the lender or lenders making the commitments thereunder, the Administrative Agent and the Borrower, without the consent of any other Lender (including the Required Lenders).
2.25Increase of Revolving Commitments.
(a)The Borrower shall have the right, at any time and from time to time request an increase of the aggregate Revolving Commitments by notice to the Administrative Agent in writing of the amount of such proposed increase (such notice, a “Commitment Increase Notice”); provided, however, that (i) each such increase shall be at least $10,000,000, (ii) the cumulative increase in Revolving Commitments after the Closing Date pursuant to this Section 2.25 (Increase of Revolving Commitments) shall not exceed $1,000,000,000 without the approval of the Required Lenders, and (iii) the Revolving Commitment of any Lender may not be increased without such Lender’s consent and (iv) no Default or Event of Default shall have occurred and be continuing on the effective date of such Commitment Increase Notice.

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Following any Commitment Increase Notice, the Borrower may, in its sole discretion, offer to any Eligible Assignee (with a copy to the Administrative Agent) the opportunity to participate in all or a portion of the increased Revolving Commitments pursuant to paragraph (c) or (d) below, as applicable.
(b)Any Lender that accepts an offer to it by the Borrower to increase its Revolving Commitments pursuant to this Section 2.25 (Increase of Revolving Commitments) shall, in each case, execute a Commitment Increase Agreement with the Borrower and the Administrative Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Commitment as so increased, and the definition of Revolving Commitment in Section 1.1 (Definitions) hereof shall be deemed to be amended to reflect such increase. No Lender shall have any obligation whatsoever to agree to increase its Revolving Commitment. Each Commitment Increase Agreement shall be irrevocable and shall be effective upon notice thereof by the Administrative Agent at the same time as that of all other increasing Lenders.
(c)Any Eligible Assignee (other than a Lender) that accepts an offer to it by the Borrower to participate in the increased Revolving Commitments shall execute and deliver to the Administrative Agent a New Lender Agreement setting forth its Revolving Commitment, and upon the effectiveness of such New Lender Agreement, such bank or financial institution (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender and the definition of Revolving Commitment in Section 1.1 (Definitions) shall be deemed amended to increase the aggregate Revolving Commitments of the Lenders by the Revolving Commitment of such New Lender, provided that, the Revolving Commitment of any New Lender shall be an amount not less than $10,000,000. Each New Lender Agreement shall be irrevocable and shall be effective upon notice thereof by the Administrative Agent at the same time as that of all other New Lenders.
(d)Once a Commitment Increase Agreement or New Lender Agreement has been executed by the applicable Eligible Assignee and delivered to the Administrative Agent (and countersigned or otherwise acknowledged in writing by the Borrower), the Administrative Agent shall reflect the increases in the Revolving Commitments effected by such agreements by appropriate entries in the Register.
(e)Upon and after the effective date of any increase in the Revolving Commitments pursuant to this Section 2.25 (Increase of Revolving Commitments) (the “Re-Allocation Date”), additional Loans shall be made pro rata based on the respective Revolving Commitments of the Lenders in effect on or after such Re-Allocation Date, and continuations of Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Loans on the last day of the Interest Period applicable thereto or, in the case of ABR Loan, on the date of such increase based on the respective Revolving Commitments in effect prior to the Re-Allocation Date, and the making of new Loans of the same Type pro rata based on the respective Revolving Commitments in effect on and after such Re-Allocation Date.
(f)If on any Re-Allocation Date there is an unpaid principal amount of Term SOFR Loans, such Term SOFR Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest

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on and repayments of such Term SOFR Loans will be paid thereon to the respective Lenders holding such Term SOFR Loans pro rata based on the respective principal amounts thereof outstanding.
2.26Currency Matters. All Obligations of each Loan Party under the Financing Documents shall be payable in Dollars. All calculations, comparisons, measurements or determinations under the Financing Documents shall be made in Dollars.
2.27Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
2.28Amend and Extend.
(a)The Borrower may at any time and from time to time request that all or a portion of the Revolving Commitments (each, an “Existing Commitment”) be converted to extend the scheduled Maturity Date of any payment of principal with respect to all or a portion of any principal amount of such Revolving Commitments (any Revolving Commitments which have been so converted, “Extended Commitments”) and to provide for other terms consistent with this Section 2.28 (Amend and Extend). In order to establish any Extended Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders, which such request shall be offered equally to all Lenders) (an “Extension Request”) setting forth the date on which the Borrower proposes that the Extended Commitments shall be effective, which shall be a date not less than thirty (30) days after the date on which such notice is delivered to the Administrative Agent, and the proposed terms of the Extended Commitments to be established, which terms shall be identical in all material respects to the Existing Commitments; provided that (i) the scheduled Maturity Date shall be extended for such Extended Commitments, (ii) (A) the interest margins and commitment fees with respect to the Extended Commitments may be higher or lower than the interest margins

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and commitment fees for the Existing Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any increased margins or commitment fees contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) all borrowings and all repayments of outstanding loans (including permanent repayments) under the Extended Commitments shall be made on a pro rata basis with all other Revolving Commitments, and (iv) the Extension Amendment may provide for such other terms and conditions (in addition to those provided in the foregoing clauses (i) through (iii)) with respect to the Extended Commitments that either, at the option of the Borrower, (x) reflect market terms and conditions (taken as a whole) at the time of such Extension Amendment (as determined by the Borrower in good faith), (y) if otherwise not consistent with the Existing Commitments subject to such Extension Request, are not materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than the terms of such Existing Commitments subject to such Extension Request, except, in each case under this clause (y), with respect to covenants and other terms applicable solely to any period after the Maturity Date of the Existing Commitments in effect immediately prior to such Extension Request or (z) to the extent such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders providing the Existing Commitments. No Lender shall have any obligation to agree to have any of its Revolving Commitments converted into Extended Commitments pursuant to any Extension Request; provided that the Borrower shall be entitled to exercise its right to remove any Lender who does not agree to such conversion as a Non-Consenting Lender pursuant to Section 2.21 (Removal or Replacement of Lenders).
(b)Any Lender (an “Extending Lender”) wishing to have all or a portion of its Revolving Commitments subject to such Extension Request converted into Extended Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Commitments subject to such Extension Request that it has elected to convert into Extended Commitments. In the event that the aggregate amount of Revolving Commitments subject to Extension Elections exceeds the amount of Extended Commitments requested pursuant to the Extension Request, Revolving Commitments subject to Extension Elections shall be converted to Extended Commitments on a pro rata basis based on the amount of Revolving Commitments included in such Extension Election.
(c)Extended Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by Section 2.28(e) (Amend and Extend) and notwithstanding anything to the contrary set forth in Section 10.6 (Amendments and Waivers), shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments) executed by the Borrower, the Administrative Agent and the Extending Lenders. In addition to any terms and changes required or permitted by this Section 2.28 (Amend and Extend) each Extension Amendment may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity of new Revolving Commitments obtained following the date of such Extension Amendment.
(d)Notwithstanding anything to the contrary contained in this Agreement, on any date on which any existing Revolving Commitments are converted to extend the related scheduled Maturity Date in accordance with this Section 2.28 (Amend and Extend), in the case of the existing Revolving Commitments of each Extending Lender, the aggregate principal amount

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of such existing Revolving Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and the Extended Commitments shall be established as a separate class of Revolving Commitments (together with any other Extended Commitments so established on such date).
(e)The Administrative Agent and the Lenders hereby (i) consent to the consummation of the transactions contemplated by this Section 2.28 (Amend and Extend) (including, for the avoidance of doubt, payment of any principal, interest, fees, or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Amendment) and (ii) hereby waive any requirement to obtain the consent of the Required Lenders for any Extension Amendment that is effectuated pursuant to this Section 2.28 (Amend and Extend).
(f)No conversion of Revolving Commitments pursuant to any Extension Amendment in accordance with this Section 2.28 (Amend and Extend) shall (i) constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement or (ii) be made if an Event of Default has occurred and is continuing.
(g)At least three (3) Business Days prior to the effectiveness of the Extension Amendment, the Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer that identifies each Lender and the amount of its Existing Commitments and Extended Commitments (after giving effect to the applicable Extension Amendment), the Maturity Date of each Extending Lender’s Extended Commitments, and attaching a copy of the proposed Extension Amendment.
2.29Acknowledgement Regarding Any Supported QFCs. To the extent that the Financing Documents provide support, through a guarantee or otherwise, for any Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution

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Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 2.29 (Acknowledgement Regarding Any Supported QFCs), the following terms have the following meanings:
(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such part.
(ii)“Covered Entity” means any of the following:
(A)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(B)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(C)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
2.30Effect of Benchmark Replacement.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Financing Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Financing Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Financing Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark

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Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)Benchmark Replacement Conforming Changes. In connection with the administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, with the written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party (other than the Borrower) to this Agreement.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.30, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.30.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Financing Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a

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Borrowing of or conversion to ABR Loans and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
SECTION 3.CONDITIONS PRECEDENT
3.1Closing Date. The occurrence of the Closing Date is subject to the satisfaction or waiver of the following conditions precedent, in each case to the satisfaction of each of the Lenders, unless, in each case, waived by each of the Lenders:
(a)Financing Documents. Administrative Agent shall have received true, correct and complete copies of this Agreement and the Fee Letter, each of which shall have been duly authorized, executed and delivered by the parties thereto.
(b)Borrowing Notice. If a borrowing or issuance is requested to occur on the Closing Date, the Administrative Agent shall have received a duly executed Borrowing Notice or Issuance Notice in accordance with this Agreement.
(c)Organizational Documents; Incumbency. Administrative Agent shall have received, in respect of each Loan Party, (i) each Organizational Document certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority or, with respect to its limited liability company agreement or partnership agreement, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (ii) signature and incumbency certificates of the officers of such Loan Party (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership); (iii) resolutions of the board of directors or similar governing body of such Loan Party (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership), approving and, to the extent required in any jurisdiction, resolutions of the meeting of shareholders of a Loan Party (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership), acting in its own capacity, in each case, authorizing the execution, delivery and performance of this Agreement and the other Financing Documents to which such Loan Party is, or shall become, a party as of the Closing Date, certified as of the Closing Date or a recent date prior thereto; by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation dated the Closing Date or a recent date prior thereto.
(d)Opinions from Counsel. The Administrative Agent shall have received the legal opinions of White & Case LLP, as New York counsel to each of the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent.
(e)Bank Regulatory Requirements. Each Lender shall have received, or had access to, at least three (3) Business Days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know your customer” rules and regulations, including the PATRIOT Act (including a customary Beneficial Ownership Certification addressed to the Administrative Agent), to the extent reasonably requested by such

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Lender (as conveyed to the Borrower in writing at least five (5) Business Days prior to the Closing Date.
(f)Fees. The Administrative Agent shall have received for its own account, or for the account of the relevant Lender entitled thereto, or Borrower shall have made provision to pay on the Closing Date all fees due and payable pursuant to the Financing Documents on or prior to the Closing Date and for which invoices have been presented at least three (3) Business Days prior to the Closing Date.
(g)Absence of Default. As of the Closing Date, no Default or Event of Default shall have occurred and be continuing.
(h)Representations and Warranties. Each of the representations and warranties in this Agreement shall be true and correct in all material respects on and as of the Closing Date (or, if stated to have been made solely as of an earlier date, as of such earlier date), except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects (after giving effect to any qualification therein) on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date).
(i)Closing Certificate. The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower certifying as to (i) no Default or Event of Default has occurred and is continuing as of the Closing Date or would result from the consummation of the transactions contemplated by the Financing Documents, (ii) each of the representations and warranties of the Loan Parties in the Financing Documents is true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Closing Date (or, if stated to have been made solely as of an earlier date, as of such earlier date) and (iii) that each of the conditions precedent to the Closing Date, as set forth in this Section 3.1 (Closing Date), has been satisfied (except that no certification shall be made or required from Borrower as to the reasonable satisfaction of an Agent or Lender with respect to any such condition precedent).
(j)Payoff Letter. The Administrative Agent shall have received a payoff letter in respect of the Existing Revolving Credit Facility Agreement providing that, among other things, all of the Indebtedness of the Loan Parties and the commitments of the Existing Lenders under the Existing Revolving Credit Facility Agreement has been discharged, paid or otherwise satisfied in full.
Without limiting the generalities of Section 10.6 (Amendments and Waivers), for purposes of determining compliance with this Section 3.1 (Closing Date), each Lender that has executed and delivered this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
3.2Conditions to Each Credit Extension not on the Closing Date.
(a)The several obligation of each Lender or any Issuing Bank, as applicable, to make, or cause one of its Affiliates to make, a Credit Extension on a Credit Date (other than

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the Closing Date) is subject to the satisfaction or waiver of the following conditions precedent unless, in each case, waived by the Required Lenders or such Issuing Bank, as applicable:
(A)Borrowing Notice; Issuance Notice. The Administrative Agent shall have received a duly executed Borrowing Notice or Issuance Notice, as required by and in accordance with this Agreement.
(B)Representations and Warranties. Each of the representations and warranties of the Loan Parties in this Agreement is true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of such Credit Date (or, if stated to have been made solely as of an earlier date, as of such earlier date).
(C)Absence of Default. As of such Credit Date, no Default or Event of Default has occurred and is continuing.
3.3Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to the Administrative Agent. In lieu of delivering a Notice, the Borrower may give the Administrative Agent telephonic notice by the required time of any proposed Credit Extension or the conversion/continuation or issuance of a Loan or Letter of Credit as the case may be; provided each such telephonic notice shall be promptly confirmed in writing by delivery of the applicable Notice to the Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Notice, the written Notice shall govern. In the case of any Notice that is irrevocable once given, if the Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. None of the Administrative Agent, any Lender nor any Issuing Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Authorized Officer of the Borrower (or other Person the Administrative Agent or Issuing Bank believes in good faith is authorized to act on behalf of the Borrower).
SECTION 4.REPRESENTATIONS AND WARRANTIES
In order to induce Agents, Lenders and Issuing Banks to enter into this Agreement and to make each Credit Extension to be made thereby, the Borrower represents and warrants to each Agent, Lender and Issuing Bank on each of the Closing Date and, to the extents specified below, each Credit Date, that the following statements are true and correct:
4.1Organization; Powers. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted in all material respects, and to enter into the Financing Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing would not be reasonably expected to have a Material Adverse Effect.

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4.2Authorization; Enforceability. The execution, delivery and performance of the Financing Documents to which a Loan Party is a party have been duly authorized by all necessary action on the part of such Loan Party. Each Financing Document has been duly executed and delivered by the Loan Party party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles.
4.3No Conflict. As of the Closing Date and on each Credit Date, the execution, delivery and performance by each Loan Party of each of the Financing Documents to which they are parties and the consummation of the transactions contemplated by the Financing Documents do not and will not (a) violate (i) any provision of any law or any Government Rule or any Government Approval applicable to the Loan Parties, (ii) any of the Organizational Documents of the Loan Parties, or (iii) any order, judgment or decree of any court or other agency of government binding on the Loan Parties, in the case of clauses (i) and (iii), except to the extent such violation would not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Loan Parties except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets now owned or hereafter acquired by the Loan Parties (other than any Permitted Lien); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation of the Loan Parties, except for such approvals or consents (i) that have been obtained or are reasonably expected to be received at the time required and all such consents and approvals that have been obtained remain in full force and effect or (ii) the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.
4.4Governmental Approvals. As of the Closing Date, the execution, delivery and performance by each Loan Party of the Financing Documents to which it is a party and the consummation of the transactions contemplated by the Financing Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except to the extent that a failure to obtain such registrations, consents, approvals, notices or other actions would not reasonably be expected to result in a Material Adverse Effect.
4.5Financial Statements; No Material Adverse Effect.
(a)The financial statements of the Borrower furnished to the Lenders pursuant to Section 5.1(a) (Quarterly Financial Statements), and Section 5.1(b) (Annual Financial Statements) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower as of such dates and for such periods in conformity with GAAP, subject to, in the case of any such unaudited financial statements, changes resulting from audit and normal year-end adjustments. As of the Closing Date, Borrower has no contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment required to be reflected by GAAP and that is not reflected in the financial statements or the notes thereto and which in any such case is material in relation to the business, operations and financial condition of Borrower and its Subsidiaries, taken as a whole.

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(b)As of the Closing Date, between December 31, 2022 and the Closing Date, no Material Adverse Effect has occurred.
4.6Litigation and Environmental Matters.
(a)As of the Closing Date, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the Knowledge of the Borrower, threatened against or affecting any Loan Party (i) which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
(b)As of the Closing Date, except for the Disclosed Matters or except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any reasonable basis for any Environmental Liability.
4.7Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
4.8Taxes. All federal income Tax returns and all other material Tax returns and reports of any Loan Party required to be filed have been timely filed, and all Taxes shown on such Tax returns to be due and payable and any other material Taxes required to be paid by such Loan Party have been paid when due and payable or remitted on a timely basis, as applicable, or are being contested in good faith by appropriate proceedings with reserves, or other appropriate provisions, as shall be required in conformity with GAAP, maintained therefor, except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.9Employee Matters. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, there is (a) no strike or work stoppage in existence or threatened involving Borrower and (b) to the Knowledge of Borrower, (i) no union representation question existing with respect to the employees of Borrower and (ii) no union organization activity with respect to the employees of Borrower is taking place. The hours worked by and payments made to employees of Borrower have not been in violation of the Fair Labor Standards Act of 1938, or any other applicable federal, state, provincial, territorial, local or foreign law dealing with such matters in any manner which would reasonably be expected to result in a Material Adverse Effect. All payments due from Borrower, or for which any claim may be made against any Borrower, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Borrower, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
4.10ERISA.
(a)No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

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(b)The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan by an amount that would reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans by an amount that would reasonably be expected to have a Material Adverse Effect.
(c)Each of the Loan Parties and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where failure to do so would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.
(d)Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS indicating that such Employee Benefit Plan is so qualified and to the Knowledge of Borrower, nothing has occurred or failed to occur subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, except where failure to do so would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.
(e)No liability to the PBGC (other than required premium payments), any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Loan Party, that would reasonably be expected to result in a Material Adverse Effect.
(f)Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws and except to the extent not reasonably expected to result, in the aggregate, in a Material Adverse Effect, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any of the Loan Parties or any of their respective ERISA Affiliates.
(g)Each of the Loan Parties and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except, in either case and as applicable, where failure to do so or as would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.
4.11Disclosure. As of the Closing Date, all written reports, certificates or other written information (other than the projections, budgets, forecasts, third party consultant reports, pro forma financial information, other forward-looking information and information of a general economic or industry-specific nature) concerning the Loan Parties and any transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lender or the Administrative Agent in connection with the transactions

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contemplated hereby on or before the date hereof (the “Information”), when taken as a whole, as of the date such Information was furnished to the Lenders and as of the Closing Date, did not contain any untrue statement of a material fact as of such date or omit to state a material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith and based upon assumptions and estimates believed by the management of the Borrower to be reasonable and consistent with the Financing Documents at the time prepared. Whether or not such projections or forward looking statements are in fact achieved will depend upon future events, some of which are not within the control of the Loan Parties it being recognized by the Lenders and Issuing Banks that such projections and other information regarding future events are not to be viewed as fact and that actual results or developments during the period or periods covered may differ from the delivered projections and other prospective information and such differences may be material and that such projected financial information is not a guarantee of financial performance. Accordingly, actual results may vary from the projections and such variations may be material. The Borrower makes no representation or warranty as to future conditions or performance, or as to general industry or other information derived from consultants or public or third-party sources.
4.12Subsidiaries. As of the Closing Date, (a) the Borrower has no Subsidiaries other than those listed in Schedule 4.11 (Subsidiaries) attached hereto and (b) Schedule 4.11 (Subsidiaries) lists, for each Subsidiary of the Borrower its full legal name, its jurisdiction of organization and the owner(s) of such Equity Interests.
4.13Margin Stock. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock in violation of said Regulation T, U or X or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of said Regulation T, U or X.
4.14Sanctions; Anti-Corruption Laws; PATRIOT Act.
(a)As of the Closing Date, to the extent applicable, no Loan Party nor, to the Knowledge of the Borrower, any of their respective directors, officers, employees, agents or Affiliates is (i) the subject of any sanctions or economic embargoes imposed, administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control), or any other applicable U.S. sanctions authority, the United Nations, the European Union, His Majesty’s Treasury or Japan (collectively, “Sanctions”, and the associated laws, rules, regulations and orders promulgated or issued thereunder, collectively, “Sanctions Laws”), (ii) an organization owned or controlled by a Person, entity, or country, territory or region that is the target of Sanctions, or (iii) a Person located, organized or resident in a country, territory or region that is, or whose government is, the target of Sanctions, including, without limitation, as of the Closing Date, each Sanctioned Country.
(b)As of the Closing Date, each Loan Party and, to the Knowledge of the Borrower, their respective directors, officers, employees, agents and Affiliates is in compliance, in all material respects, with (i) applicable Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption Laws, rules, regulations and orders promulgated or issued thereunder (collectively, “Anti-Corruption Laws”)

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and (iii) the Anti-Terrorism and Money Laundering Laws. No part of the proceeds of the Loans or Letters of Credit will be used, directly or, to the Knowledge of the Borrower, indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that is, to the Knowledge of the Borrower, at such time the subject of any Sanctions or (B) in any other manner that would result in a violation of Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws, or Sanctions Laws by any Person (including any Person participating in the Loans or Letters of Credit, whether as Agent, Lender, or otherwise). As of the Closing Date, there are no pending or, to the Knowledge of Borrower, threatened, legal proceedings, or, to the Knowledge of Borrower, any investigations. by any governmental entity, with respect to violation of any Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws, or Sanctions Laws relating to the business of Borrower or any of its Subsidiaries or Affiliates.
(c)The Borrower and each Loan Party have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws, and Sanctions Laws in all material respects.
4.15Title to Properties. As of the Closing Date and on each Credit Date, each of the Loan Parties has (i) good and legal title to (in the case of fee interests in real or personal property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other personal property), all of its properties and assets reflected in its financial statements referred to in Section 4.5(a) (Financial Statements; No Material Adverse Effect), except as where the failure to hold such title would not reasonably be expected to have a Material Adverse Effect.
4.16Solvency. As of the Closing Date, the Loan Parties, on a consolidated basis, are Solvent.
SECTION 5.AFFIRMATIVE COVENANTS
Each Loan Party covenants and agrees that so long as the Revolving Commitments have not been terminated and until the Discharge of Obligations:
5.1Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent:
(a)Quarterly Financial Statements. Within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending June 30, 2023, the Borrower shall furnish or cause to be furnished to the Administrative Agent the consolidated unaudited balance sheets of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, in each case, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail;
(b)Annual Financial Statements. Within one hundred and twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2023, the Borrower shall furnish or cause to be furnished to the Administrative Agent (i) a consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated

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statements of income, stockholders’ equity and cash flows of the Borrower for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail; and (ii) with respect to such consolidated financial statements a report thereon of an independent certified public accountants of recognized national standing (which report and/or the accompanying financial statements shall be unqualified as to scope of audit or any going concern (other than (x) resulting from the impending maturity of any Indebtedness or (y) resulting from any actual or prospective breach of any financial covenant (if any) applicable to the Loan Parties));
(c)Compliance Certificate. Together with each delivery of financial statements of the Borrower pursuant to Sections 5.1(a) (Quarterly Financial Statements) and 5.1(b) (Annual Financial Statements), a duly executed and completed Compliance Certificate, from an Authorized Officer of the Borrower certifying only as to the following (i) no Default or Event of Default then exists (or, if any Default or Event of Default does exist, what curative action the Borrower is taking or proposes to take with respect thereto) and (ii) the financial statements delivered in connection with the Compliance Certificate fairly present, in all material respects, the consolidated financial condition of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to, in the case of any unaudited financial statements, changes resulting from audit and normal year-end adjustments;
(d)ERISA Events. Promptly, and in any event no later than ten (10) Business Days after becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action Borrower, any of its Subsidiary Guarantors or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto.
(e)Notice of Default.
(i)The Borrower will deliver to the Administrative Agent, promptly, and in any event within ten (10) Business Days of an Authorized Officer becoming aware of any Event of Default, an Authorized Officer’s certificate specifying such Event of Default and what curative action the Borrower is taking or proposes to take with respect thereto.
(ii)The Borrower will deliver to the Administrative Agent, promptly and in any event within ten (10) Business Days of any Authorized Officer becoming aware of any event that would be reasonably expected to have a Material Adverse Effect.
Any information required to be delivered pursuant to this Section 5.1 (Financial Statements and Other Reports) shall be deemed to have been delivered to the Administrative Agent on the date that such information has been posted (and is publicly available) on the Borrower’s (or its direct or indirect parent’s) website on the Internet (which website is located as of the Closing Date at www.cheniere.com) or on the SEC website accessible through http://www.sec.gov/edgar (or any successor webpage of the SEC thereto).
Notwithstanding the foregoing, the Borrower may redact or otherwise omit commercially sensitive information and no Loan Party shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary

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information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any law or any binding agreement, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.
5.2Existence. Subject to Section 6.3 (Fundamental Changes), each Loan Party will do all things necessary to maintain its corporate, limited liability company or partnership, as applicable, existence in its jurisdiction of organization except, in the case of any Subsidiary Guarantor, where the failure to do so would not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not prohibit the conversion of any Loan Party into another form of entity or the continuation of any Loan Party in another jurisdiction.
5.3Compliance with Laws. Each Loan Party will comply with all applicable laws, rules, regulations and orders of Governmental Authorities (including Environmental Law, health and safety and port laws), except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.
5.4Insurance. Each Loan Party will maintain (or cause to be maintained) the Loan Parties’ properties (to the extent of an insurable nature and of a character usually insured) insured with financially sound insurers in such form and amounts as is prudent and reasonable.
5.5Maintenance of Properties. Each Loan Party will maintain or cause to be maintained in working order ordinary wear and tear excepted, all properties used or useful in the business of the Loan Parties, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.6Payment of Taxes. Each Loan Party will (a) file or cause to be filed all Tax returns required to be filed by it (after giving effect to any applicable extensions) and (b) pay and discharge, before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on it or its property (including interest and penalties) except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.7Use of Proceeds. The Borrower shall use the proceeds of the Credit Extensions for the purposes permitted in this Agreement.
5.8Access. Each of Loan Party will grant the Administrative Agent or any authorized representative designated by the Administrative Agent from time to time, including during the pendency of an Event of Default, upon reasonable prior written notice but no more than once per calendar year (unless an Event of Default has occurred and is continuing) reasonable access to all of its books and records; provided that (a) all such inspections are conducted at times and with a scope reasonably acceptable to the Borrower in a manner that does not disrupt the operations of the Loan Parties, (b) the Borrower may redact or otherwise omit commercially sensitive information and (c) no Loan Party shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

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The reasonable fees and documented expenses of such annual inspection shall be for the account of the Borrower.
5.9Sanctions; Anti-Corruption Laws.
(a)Each Loan Party will, and will cause each other Person under its Control to, comply in all material respects with Anti-Terrorism and Money Laundering Laws and Sanctions Laws.
(b)Each Loan Party will not, and will procure that its Affiliates, directors and officers do not, directly or, to each Loan Party’s Knowledge, indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, Joint Venture partner or other Person:
(i)in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money or anything else of value, to any Person in violation of any Anti-Terrorism and Money Laundering Laws, Anti-Corruption Laws or Sanctions Laws, to the extent applicable;
(ii)to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target of Sanctions in violation of applicable Sanctions Laws; or
(iii)in any other manner that would result in a violation of any Anti-Terrorism and Money Laundering Laws, Anti-Corruption Laws, or Sanctions, by any Person (including any Person participating in the Loans, whether as Lender, the Administrative Agent or otherwise).
5.10Subsidiaries. In the event that any Person becomes a Subsidiary of the Borrower (other than any Excluded Subsidiary) after the Closing Date, the Borrower will, either (a) within thirty (30) Business Days of such Subsidiary’s formation or creation (or such longer period as agreed by the Administrative Agent) or (b) within thirty (30) days of the end of the Fiscal Quarter in which such Subsidiary was formed or created, cause such Subsidiary to become a Subsidiary Guarantor hereunder by executing and delivering to the Administrative Agent a Counterpart Agreement.
SECTION 6.NEGATIVE COVENANTS
Each Loan Party covenants and agrees that so long as the Revolving Commitments have not been terminated and until the Discharge of Obligations:
6.1Indebtedness. No Loan Party will, directly or indirectly, create or incur, assume or guaranty, or otherwise become liable with respect to any Indebtedness except for any Permitted Indebtedness.
6.2Liens. No Loan Party will, directly or indirectly, create, incur, grant, assume or permit to exist any Lien on any Principal Properties other than Permitted Liens.
6.3Fundamental Changes. The Borrower will not merge, wind-up, dissolve, consolidate or dispose of all or substantially all of the assets of the Borrower and its Subsidiaries

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(taken as a whole), except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:
(a)any Person may merge or consolidate with or into the Borrower, provided that the Borrower shall be the surviving Person; or
(b)any Person may merge or consolidate with or into the Borrower, provided that the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made (i) is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia and (ii) assumes the due and punctual payment of all the Obligations (including principal, interest and fees) and the performance of every covenant of this Agreement and the other Financing Documents on the part of the Borrower to be performed or observed; provided, that any such surviving Person (if other than the Borrower) shall have provided the Administrative Agent with all information necessary for the Lenders to identify such Person in accordance with the requirements of the PATRIOT Act (including applicable, and uniformly applied, “know your customer” regulations) and all other applicable Anti-Terrorism and Money Laundering Laws.
6.4Distributions. The Borrower will not make or agree to make, directly or indirectly, any Restricted Payment in cash if, on the date of declaration thereof, an Event of Default exists or is continuing pursuant to Section 8.1(a) (Failure to Make Payments When Due), Section 8.1(e) (Involuntary Bankruptcy; Appointment of Receiver, Etc.), Section 8.1(f) (Voluntary Bankruptcy; Appointment of Receiver, Etc.), Section 8.1(d) (Breach of Certain Negative Covenants) or, solely in the case of a breach of Sections 6.4 (Distributions), 6.5 (Hedging), 6.6 (Transactions with Affiliates) or Section 8.1(g) (Breach of Certain Other Covenants).
6.5Hedging. No Loan Party shall enter into any Hedging Agreement other than a Hedging Agreement that is entered into for bona fide hedging purposes and not for speculative purposes.
6.6Transactions with Affiliates. No Loan Party will, directly or indirectly, enter into any transaction with aggregate consideration in excess of $50,000,000 (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates on terms that are materially less favorable in the aggregate to such Loan Party than such Loan Party would obtain in a comparable agreement with independent parties acting at arm’s length (or, if there is no comparable arm’s length transaction, then on terms that are reasonably determined by the board of directors (or other governing body) of such Loan Party to be fair and reasonable (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership)); provided that, the foregoing restriction shall not apply to (a) any indemnity provided to and any reasonable and customary fees paid to members of the board of directors of a Loan Party (or any direct or indirect parent thereof); (b)(i) compensation, benefits and indemnification arrangements for officers and other employees of any Loan Party (or any direct or indirect parent thereof) entered into in the ordinary course of business, and (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity-based plans and the granting and stockholder rights of registration rights approved by the board of

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directors of a Loan Party (or any direct or indirect parent thereof); (c) transactions in effect on the Closing Date, including amendments and extensions thereto entered into in accordance with this Section 6.6 (Transactions with Affiliates) (it being understood that the aggregate consideration payable in connection with any amendment or extension shall be determined based on the remaining term of the applicable transaction as amended or extended); (d) Subordinated Indebtedness; (e) the entering into of any tax sharing agreement or similar arrangement; (f) Permitted Intercompany Activities; (g) Restricted Payments, capital contributions or the issuance of Equity Interests, in each case, to the extent permitted by this Agreement; (h) transactions between or among Loan Parties; (i) transactions in which a Loan Party delivers to the Administrative Agent a letter from a third party financial advisor stating that such transaction is fair to the Borrower or such other Loan Party from a financial point of view or meets the arm’s length requirement of this Section 6.6 (Transactions with Affiliates); or (j) any transaction between a Loan Party and a Subsidiary or, if applicable, Joint Venture, so long as the Borrower has determined in good faith that such transaction is in such Loan Party’s commercial interest.
SECTION 7.GUARANTY
7.1Guaranty of the Obligations. Subject to the provisions of Section 7.2 (Contribution by Guarantors), the Subsidiary Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations, when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction) (each, a “Guaranteed Obligation” and, collectively, the “Guaranteed Obligations”).
7.2Contribution by Guarantors. All Subsidiary Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Subsidiary Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2 (Contribution by Guarantors), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing

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Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2 (Contribution by Guarantors)), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2 (Contribution by Guarantors). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 (Contribution by Guarantors) shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Subsidiary Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2 (Contribution by Guarantors).
7.3Payment by Guarantors. Subject to Section 7.2 (Contribution by Guarantors), the Subsidiary Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Subsidiary Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction), the Subsidiary Guarantors will upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower becoming the subject of a case under the Bankruptcy Code or other similar legislation in any jurisdiction, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
7.4Liability of Guarantors Absolute. Each Subsidiary Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Subsidiary Guarantor and not merely a contract of surety;
(b)Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c)the obligations of each Subsidiary Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Subsidiary Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Subsidiary Guarantor, whether or not any action is brought

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against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;
(d)payment by any Subsidiary Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Subsidiary Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Subsidiary Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Subsidiary Guarantor, limit, affect, modify or abridge any other Subsidiary Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Subsidiary Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Subsidiary Guarantor) with respect to the Guaranteed Obligations; (v) subject to the provisions of this Agreement and the other Financing Documents, enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Subsidiary Guarantor against any other Loan Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Financing Documents; and
(f)this Guaranty and the obligations of Subsidiary Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Subsidiary Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Financing Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating

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thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Financing Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Financing Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Financing Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower, or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor as an obligor in respect of the Guaranteed Obligations.
7.5Waivers by Guarantors. Each Subsidiary Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Subsidiary Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Subsidiary Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Loan Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Subsidiary Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Subsidiary Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including

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acceptance hereof, notices of default hereunder or under any Financing Document, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.4 (Liability of Guarantors Absolute) and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
7.6Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Subsidiary Guarantor hereby waives, any claim, right or remedy, direct or indirect, that such Subsidiary Guarantor now has or may hereafter have against Borrower or any other Subsidiary Guarantor or any of its assets in connection with this Guaranty or the performance by such Subsidiary Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Subsidiary Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Subsidiary Guarantor shall withhold exercise of any right of contribution such Subsidiary Guarantor may have against any other guarantor (including any other Subsidiary Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2 (Contribution by Guarantors). Each Subsidiary Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Subsidiary Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Subsidiary Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
7.7Subordination of Other Obligations. Any Indebtedness of the Borrower or any Subsidiary Guarantor now or hereafter held by any Subsidiary Guarantor (an “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without

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affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
7.8Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Subsidiary Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
7.9Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Subsidiary Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
7.10Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any permitted Hedging Agreements may be entered into from time to time, in each case without notice to or authorization from any Subsidiary Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such permitted Hedging Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Subsidiary Guarantor its assessment, or any Subsidiary Guarantor’s assessment, of the financial condition of the Borrower. Each Subsidiary Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Financing Documents, and each Subsidiary Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Subsidiary Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.
7.11Bankruptcy, Etc.
(a)So long as any Guaranteed Obligations remain outstanding, no Subsidiary Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Subsidiary Guarantor. The obligations of Subsidiary Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Subsidiary Guarantor or by any defense which Borrower or any other Subsidiary Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)Each Subsidiary Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Subsidiary Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Subsidiary Guarantors pursuant hereto should

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be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Subsidiary Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Subsidiary Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
7.12Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Subsidiary Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof to any party (other than a Loan Party) or such Subsidiary has been designated an Unrestricted Subsidiary in accordance with the definition thereof, then the Guaranty of such Subsidiary Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such disposition.
7.13Keepwell.
(a)Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 (Keepwell) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13 (Keepwell), or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.13 (Keepwell) shall remain in full force and effect until the Guaranteed Obligations have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or have been cancelled or Cash Collateralized with at least 102% coverage. Each Qualified ECP Guarantor intends that this Section 7.13 (Keepwell) constitute, and this Section 7.13 (Keepwell) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 8.EVENTS OF DEFAULT
8.1Events of Default. If any one or more of the following conditions or events (each, an “Event of Default”) shall occur:

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(a)Failure to Make Payments When Due. Failure by the Borrower (i) to pay when due any principal or any amount payable to an Issuing Bank in reimbursement of any drawing under a Letter of Credit when due, unless, in each case, (x) such failure is caused by an administrative or technical error and (y) payment is made within three (3) Business Days of its due date, or (ii) to pay when due any interest on the Loans or any fee or any other amount payable by it under this Agreement or any other Obligation and such default continues unremedied for a period of three (3) Business Days after the occurrence of such default;
(b)Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Financing Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made, unless, if such misstatement (and the effect thereof) is capable of being cured, such Loan Party cures such misstatement (and any effect thereof) within thirty (30) days of such Loan Party obtaining Knowledge thereof (or if such incorrect representation or warranty is not susceptible to cure within thirty (30) days, and such Loan Party is proceeding with diligence and in good faith to cure such default, and such default is susceptible to cure, such thirty (30) day period shall be extended as may be necessary to cure such default, such extended period not to exceed sixty (60) days in the aggregate (inclusive of the original thirty (30) day period));
(c)Cross Acceleration. Default with respect to any Indebtedness of any Loan Party that is in excess of $500,000,000 in the aggregate and continued beyond any applicable grace period, the effect of which has been to cause the entire amount of such Indebtedness under this clause (c) to become due (whether by redemption, purchase, offer to purchase or otherwise) and such Indebtedness under this clause (c) remains unpaid or the acceleration of its stated maturity unrescinded;
(d)Breach of Certain Negative Covenants. Failure of any applicable Loan Party to:
(i)comply with its obligations described under Section 6.3 (Fundamental Changes); and
(ii)for 30 days to comply with the provisions of Section 6.1 (Indebtedness) or Section 6.2 (Liens) or;
(e)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any Debtor Relief Laws, or any receiver, sequestrator, trustee, conservator, liquidator or other custodian or other officer having similar powers over the Borrower or over all or a substantial part of its property shall be appointed, or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower and any such event described in this clause (i) shall remain undismissed or unstayed for sixty days; or (ii) a case or proceeding shall be commenced against the Borrower without the consent or acquiescence of such party seeking relief under any Debtor Relief Laws or seeking the appointment of a receiver, sequestrator, trustee, conservator, liquidator or other custodian or other officer having similar powers over the Borrower or over all or a substantial part of its property, and any such event described in this clause (ii) shall continue for sixty days

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without having been dismissed, bonded or discharged; or (iii) any analogous step or procedure is taken under the laws of any jurisdiction in respect of the Borrower;
(f)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrower shall have an order for relief entered with respect to it or shall commence a voluntary case or proceeding under any Debtor Relief Laws, or shall consent to the entry of an order for relief in an involuntary case or proceeding, or to the conversion of an involuntary case to a voluntary case or proceeding, under any such law, or shall seek or consent to or acquiesce in the appointment of or taking possession by a receiver, trustee, conservator, liquidator or other custodian for all or a substantial part of its property; or Borrower shall make any assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or (ii) the Borrower shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iii) in the case of the Borrower, the board of directors (or similar governing body) of the Borrower (or any committee thereof); or (iv) in the case of any Subsidiary Guarantor, the board of directors (or similar governing body) of such Subsidiary Guarantor (or any committee thereof), in each case shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(e) (Involuntary Bankruptcy; Appointment of Receiver, Etc.); or (v) any analogous step or procedure is taken under the laws of any jurisdiction in respect of the Borrower;
(g)Breach of Certain Other Covenants. Any Loan Party shall default in the performance of or compliance with any covenant contained herein or any of the other Financing Documents other than any such term referred to in any other clause of this Section 8.1, and such default shall not have been remedied, cured or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Loan Party becoming aware of such default or (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; provided, that if such failure is not capable of remedy within such 30-day period, such 30-day period shall be extended to a total period of ninety (90) days in the aggregate (inclusive of the original thirty day period) so long as (A) such Default is subject to cure and (B) the Borrower or such Loan Party, as applicable, is diligently pursuing a cure;
(h)Judgments and Attachments. A final judgment or order, or series of judgments or orders, for the payment of money in excess of $500,000,000 in the aggregate (net of insurance proceeds which are reasonably expected to be paid) shall be rendered against a Loan Party, in each case, by one or more Governmental Authorities, arbitral tribunals or other bodies having jurisdiction over any such entity and the same shall not be discharged (or provision shall not be made for such discharge), dismissed or stayed, within ninety (90) days from the date of entry of such judgment or order or judgments or orders;
(i)Illegality. Any Financing Document or any material provision of any Financing Document, (i) is declared by a court of competent jurisdiction to be illegal or unenforceable, (ii) should otherwise cease to be valid and binding or in full force and effect or shall be materially impaired (in each case, except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder)) or (iii) is (including the enforceability thereof) expressly terminated, contested or repudiated by any Loan Party;
(j)Change of Control. A Change of Control shall have occurred; or

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(k)ERISA Event. There shall occur one or more ERISA Events that would reasonably be expected to result in a Material Adverse Effect.
THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(e) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) or Section 8.1(f) (Voluntary Bankruptcy; Appointment of Receiver, Etc.), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of Required Lenders, upon notice to the Borrower by the Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of each Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest and premium, if any, on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(c) (Drawings and Reimbursements; Funding of Participations); (C) pursue other remedies available under the Financing Documents and applicable laws,; and (D) the Administrative Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(e) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) or 8.1(f) (Voluntary Bankruptcy; Appointment of Receiver, Etc.) to pay) to Cash Collateralize the L/C Obligations (in an amount equal to 102% of the amount of the Outstanding Amount of L/C Obligations thereof).
Notwithstanding anything to the contrary in this Agreement or any other the Financing Document, a Default or Event of Default that is capable of being cured and that is cured by a subsequent action prior to the expiration of any grace period or any remedial action pursuant to this Agreement or any other Financing Document (including the written declaration by the Required Lenders or the Administrative Agent acting at the direction of the Required Lenders of any Event of Default) shall be deemed cured for purposes of this Agreement and the other Financing Documents.
SECTION 9.AGENTS
9.1Appointment of Agent. MUFG Bank, Ltd. is hereby appointed Administrative Agent hereunder and under the other Financing Documents and each Lender and Issuing Bank hereby authorizes MUFG Bank, Ltd. to act as Administrative Agent in accordance with the terms hereof and the other Financing Documents. The Administrative Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Financing Documents, as applicable. The provisions of this Section 9 (Agents) are solely for the benefit of the Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries. Notwithstanding anything to the contrary herein, none of the Arrangers, in their capacity as such, shall have any duties, responsibilities or obligations under this Agreement or any other Financing Document nor any fiduciary relationship with any Lender, and no implied

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covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Arrangers, in such capacity, but each Arranger, in such capacity, shall be entitled to all benefits of this Section 9 (Agents). Each of the Arrangers, and any Agent described in clause (d) of the definition thereof appointed to serve in a similar capacity may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower.
9.2Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Financing Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Financing Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Financing Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Financing Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Financing Documents except as expressly set forth herein or therein.
9.3General Immunity.
(a)No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Financing Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Financing Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Financing Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or L/C Obligations or the component amounts thereof.
(b)Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Financing Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Financing Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.6 (Amendments and Waivers)), and upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall

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be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Financing Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.6 (Amendments and Waivers)). Without limiting the generality of the foregoing, no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Financing Document or applicable law; and no Agent shall, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Loan Party or a Lender.
(c)Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Financing Document by or through any one or more sub-agents appointed by the Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 (General Immunity) and of Section 9.6 (Right to Indemnity) shall apply to any Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
9.4Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any of the Borrower’s Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.
9.5Lenders’ Representations, Warranties and Acknowledgment.

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(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiary Guarantors in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiary Guarantors. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b)Each Lender or Issuing Bank, as applicable, by delivering its signature page to this Agreement, an Assignment Agreement and funding its Loan or issuing a Letter of Credit on a Credit Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Financing Document and each other document required to be approved by any Agent, Required Lenders, Issuing Banks or Lenders, as applicable on such Credit Date or the Closing Date.
9.6Right to Indemnity. Each Lender or Issuing Bank, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Financing Documents or Letters of Credit or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Financing Documents or Letters of Credit; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
9.7Successor Administrative Agent.
(a)Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Financing Documents at any time by giving thirty (30) days’ prior notice to the Borrower and the Lenders. The Administrative Agent may be removed at any time (i) by the Required Lenders for such Person’s gross negligence or willful misconduct or (ii) by the Borrower, with the consent of the Required Lenders, for such Person’s gross negligence or willful misconduct. In the event MUFG Bank, Ltd. is no longer the Administrative Agent, any successor Administrative Agent may be removed at any time with

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cause by the Required Lenders. Any such resignation or removal shall take effect upon the appointment of a successor Administrative Agent, in accordance with this Section 9.7 (Successor Administrative Agent).
(b)Upon any notice of resignation by the Administrative Agent or upon the removal of the Administrative Agent by the Required Lenders, or by the Borrower with the approval of the Required Lenders pursuant to Section 9.7(a) (Successor Administrative Agent), the Required Lenders shall appoint a successor Administrative Agent, hereunder and under each other Financing Document to which the Administrative Agent is a party, such successor Administrative Agent to be a commercial bank having a combined capital and surplus of at least one billion Dollars ($1,000,000,000); provided that, if no Event of Default shall then be continuing, appointment of a successor Administrative Agent shall also be acceptable to the Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.
(c)If no successor Administrative Agent has been appointed by the Required Lenders within thirty (30) days after the date such notice of resignation was given by such resigning Administrative Agent, or the Required Lenders elected to remove such Person, any Lender may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Administrative Agent, who shall serve as Administrative Agent hereunder and under each other Financing Document to which it is a party until such time, if any, as the Required Lenders appoint a successor Administrative Agent, as provided above.
(d)Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent, and the retiring (or removed) Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. After the retirement or removal of the Administrative Agent hereunder and under the other Financing Documents, the provisions of this Section 9 (Agents) and Section 10.4 (Indemnity) shall continue in effect for the benefit of such retiring (or removed) Person, its sub-agents and their respective Agent Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Person was acting in its capacity as Administrative Agent.
9.8Guaranty.
(a)Agents under Guaranty. Each Beneficiary hereby further authorizes Administrative Agent to, on behalf of and for the benefit of the Beneficiaries, be the agent for and representative of the Beneficiaries with respect to the Guaranty. Subject to Section 10.6 (Amendments and Waivers), without further written consent or authorization from any Beneficiary, the Administrative Agent may execute any documents or instruments necessary release any Subsidiary Guarantor from the Guaranty pursuant to Section 7.12 (Discharge of Guaranty Upon Sale of Guarantor) or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.6 (Amendments and Waivers)) have otherwise consented.
(b)Right to Enforce Guaranty. Anything contained in any of the Financing Documents to the contrary notwithstanding, Borrower, Administrative Agent and each

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Beneficiary hereby agree that no Beneficiary shall have any right individually to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Financing Documents may be exercised solely by the Administrative Agent, for the benefit of the Lenders and the Issuing Banks in accordance with the terms hereof and thereof.
(c)Rights under Permitted Hedging Agreements. No Hedging Agreements will create (or be deemed to create) in favor of any hedging counterparty that is a party thereto any rights in connection with the management or release of the obligations of any Subsidiary Guarantor under the Financing Documents.
(d)Release of Guarantees, Termination of Financing Documents. Notwithstanding anything to the contrary contained herein or any other Financing Document, upon the occurrence of the Discharge of Obligations, upon request of the Borrower, the Administrative Agent shall take such actions as shall be required to release all guarantee obligations provided for in any Financing Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
9.9Withholding Taxes. To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 9.9 (Withholding Taxes).
9.10Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or Obligation under a Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the

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Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Banks and Administrative Agent, including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due Administrative Agent under Sections 2.3 (Letters of Credit), 2.10 (Fees), 10.3 (Expenses) and 10.4 (Indemnity) allowed in such judicial proceeding; and
(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Banks to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.3 (Letters of Credit), 2.10 (Fees), 10.3 (Expenses) and 10.4 (Indemnity). To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agents and counsel, and any other amounts due Administrative Agent under Sections 2.3 (Letters of Credit), 2.10 (Fees), 10.3 (Expenses) and 10.4 (Indemnity) hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or Issuing Banks may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Coordinating Lead Arranger and each of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

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(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Revolving Commitments;
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of ERISA Section 406 and Code Section 4975, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Coordinating Lead Arranger and each of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Coordinating Lead Arranger or their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Financing Document or any documents related to hereto or thereto).
SECTION 10.MISCELLANEOUS
10.1Notices.
(a)Notices Generally. Any notice or other communication herein required or permitted to be given to a Loan Party, the Administrative Agent or each Issuing Bank, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Financing Document, and in the case of any Lender, the address as indicated to the Administrative Agent in

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writing from time to time. Except as otherwise set forth in Section 3.3 (Notices) or paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by facsimile (except for any notices sent to the Administrative Agent) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) (Delegation of Duties) hereto as designated by the Administrative Agent from time to time.
(b)Electronic Communications.
(i)Notices and other communications to any Agent, Lenders and each Issuing Bank hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to (x) notices to any Agent, any Lender or any Issuing Bank pursuant to Section 2 (Loans and Letters of Credit) if such Person has notified the Administrative Agent or the Borrower, as applicable, that it is incapable of receiving notices under such Section by electronic communication or (y) the issuance of any Letter of Credit. The Administrative Agent, any Issuing Bank, any Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to it to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(ii)Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(iii)The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of

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third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.
(iv)Each Loan Party, each Lender, each Issuing Bank and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.
(v)The Administrative Agent shall give prompt notice to each Lender and Issuing Bank of receipt of each notice or request required or permitted to be given to the Administrative Agent by any Loan Party pursuant to the terms of this Agreement or any other Financing Document (unless concurrently delivered to the Lenders and Issuing Banks by the Loan Parties).
(vi)Any notice of Default or Event of Default to the Borrower shall be provided by delivery of written notice thereof.
(c)Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to the Borrower, its Affiliates or their respective securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither any Loan Party nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Financing Documents.
10.2Reserved.
10.3Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (a) all actual, reasonable and documented fees and expenses of advisors to the Agents (but, in the case of legal fees and expenses, limited to the legal fees and expenses of Norton Rose Fulbright US LLP; provided that in the event of an actual or potential conflict of interest, the affected Agents shall be entitled to reimbursement of the actual, reasonable and documented fees, expenses and disbursements of one additional counsel) in connection with the negotiation, preparation, execution and administration of the Financing Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (b) all the actual, reasonable and documented out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and Revolving Commitments and the transactions contemplated by the Financing Documents and any consents, amendments, waivers or other modifications thereto; and (c) after the occurrence and during the continuance of an Event of Default, all actual, documented and reasonable out-of-pocket costs and expenses (but, in the case of legal fees and expenses, limited to the legal fees and expenses of one primary counsel designated by the Coordinating Lead Arranger for all such Persons and, to the extent applicable, one local counsel

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reasonably necessary in each applicable jurisdiction for all such Persons), incurred by any Agent, any Issuing Bank and Lenders in enforcing any Obligations of or in collecting any payments due from the Borrower or any of its Subsidiary Guarantors hereunder or under the other Financing Documents by reason of such Event of Default (including in connection with the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings; provided that in the event of an actual or potential conflict of interest, each affected Agent, Issuing Bank and Lender shall be entitled to reimbursement of the actual, reasonable and documented fees, expenses and disbursements of one additional counsel. This Section 10.3 (Expenses) shall not apply with respect to Taxes that are imposed with respect to payments to or for the account of any Agent or any Lender under any Financing Document which are covered by Section 2.18 (Taxes; Withholding, Etc.) or that are specifically excluded from the scope of Section 2.18 (Taxes; Withholding, Etc.).
10.4Indemnity.
(a)In addition to the payment of expenses pursuant to Section 10.3 (Expenses), whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent, each Issuing Bank and Lender and each of their and their Affiliates’ respective officers, partners, members, directors, trustees, advisors, employees, attorneys, agents, sub-agents, affiliates and controlling Persons (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided that, the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from (x) such Indemnitee’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (y) material breach of such Indemnitee’s express obligations hereunder, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.4 (Indemnity) may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. If for any reason the foregoing indemnification is unavailable to any Indemnitee, or insufficient to hold it harmless, then the Borrower will contribute to the amount paid or payable by such Indemnitee, as applicable, as a result of such Indemnified Liability in such proportion as is appropriate to reflect the relative economic interests of (i) the Borrower and its Affiliates, shareholders, partners, members or other equity holders on the one hand and (ii) such Indemnitee on the other hand with respect to the transactions under the Financing Documents, as well as the relative fault of (x) the Borrower and its Affiliates, shareholders, partners, members or other equity holders and (y) such Indemnitee with respect to such Indemnified Liability. The reimbursement, indemnity and contribution obligations of the Borrower under this Section 10.4 (Indemnity) will be in addition to any liability which the Borrower may otherwise have, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Indemnitees, any such Affiliate and any such Person. Notwithstanding the foregoing, the Borrower shall not be required to indemnify any Indemnitee for losses, claims, damages or liabilities arising solely out of disputes as between the Indemnitees that are not based on any act or omission of the Borrower

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or any of its Subsidiaries or Affiliates, excluding any disputes against any Agent acting in such capacity.
(b)To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against each Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Other than with respect the obligations of each Loan Party pursuant to clause (a), to the extent permitted by applicable law, no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against Borrower and its Affiliates, officers, partners, members, directors, trustees, advisors employees, attorneys, agents, sub-agents or controlling Persons, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Indemnitee hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(c)Each Loan Party also agrees that no Indemnitee will have any liability, based on its or their exclusive or contributory negligence or otherwise, to each Loan Party (or their respective Affiliates) or any Person asserting claims on behalf of or in right of any Loan Party (or their respective Affiliates) or any other Person in connection with or as a result of this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or its affiliates, shareholders, partners or other equity holders have been found by a final, non- appealable judgment of a court of competent jurisdiction to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) the material breach of such Indemnitee’s express obligations under the Financing Documents by, such Indemnitee in performing its obligations under this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, however, that in no event will such Indemnitee have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Indemnitee’s activities related to this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein. Notwithstanding the foregoing, the Borrower shall not be required to indemnify any Indemnitee for any Indemnified Liabilities arising solely out of disputes as between the Indemnitees that are

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not based on any act or omission of the Borrower or any of its Subsidiaries or Affiliates, excluding any disputes against any Agent acting in such capacity.
(d)Promptly after receipt by any Arranger, Lender, Issuing Bank or Agent of notice of its involvement in any action, proceeding or investigation, such Arranger, Lender, Issuing Bank or Agent will, if a claim for indemnification in respect thereof is to be made against the Borrower under this Section 10.4 (Indemnity) notify the Borrower in writing of such involvement. Failure by any Arranger, Lender, Issuing Bank or Agent to so notify the Borrower will not relieve the Borrower from the obligation to indemnify the Indemnitees under this Section 10.4 (Indemnity) except to the extent that the Borrower suffers actual prejudice as a result of such failure, and will not relieve the Borrower from its obligation to provide reimbursement and contribution to such Arrangers, Lenders, Issuing Banks or Agents.
This Section 10.4 (Indemnity) shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim.
10.5Set Off.
In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender and each Issuing Bank is hereby authorized by each Loan Party at any time or from time to time, without notice to any Loan Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or such Issuing Bank to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of any Loan Party to such Lender or such Issuing Bank hereunder, the Letters of Credit and participations therein and under the other Financing Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Financing Document, irrespective of whether or not (a) such Lender or such Issuing Bank shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 (Loans and Letters of Credit) and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.15 (Ratable Sharing) and 2.20 (Defaulting Lenders) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, Issuing Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 10.5 (Set Off) are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or their respective Affiliates may have.
10.6Amendments and Waivers.

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(a)Required Lenders’ Consent. Subject to the additional requirements of clauses (b) and (c) and subject to clause (d), no amendment, modification, termination or waiver of any provision of the Financing Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders; provided that the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Financing Document (i) to cure any ambiguity, omission, defect, inconsistency, any typographical error or other manifest error in any Financing Document (in each case, as reasonably determined by the Administrative Agent and the Borrower), (ii) to release Subsidiary Guarantors in accordance with this Agreement, (iii) to make any change that would provide any additional right or benefits to the Lenders (as reasonably determined by the Administrative Agent and the Borrower), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender (or any Issuing Bank if applicable) or the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment, (iii) to revise any schedule or appendix to reflect any change in notice information, and (iv) to effectuate the implementation of a Benchmark Replacement pursuant to the terms of Section 2.30(a) (Benchmark Replacement).
(b)Affected Lenders’ Consent. The consent of each Lender directly and adversely affected thereby shall be required with respect to:
(i)increases or extensions to the Revolving Commitment of such Lender or extensions of the Maturity Date of any Loan of such Lender; provided that, no amendment, modification or waiver of any condition precedent, covenant, Default, or Event of Default shall constitute an extension of a Revolving Commitment or the Maturity Date;
(ii)waivers, reductions or postponements of repayments of any Loan of such Lender beyond the Maturity Date;
(iii)reductions to the rate of interest on any Loan of such Lender or any premium or any fee payable to such Lender (other than a waiver of default interest and it being understood that any change in the levels set forth in the pricing grid agreed to between the Administrative Agent and the Borrower in accordance with the definition of Applicable Margin shall not constitute a reduction in any rate of interest or fees);
(iv)extensions to the time for payment of any interest, fees or premium payable to such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute any such extension); and
(v)reductions of the principal amount of any Loan owed to such Lender.
(c)Other Consents. Subject to clause (d), the consent of all Lenders shall be required with respect to:
(i)any amendment, modification, waiver or termination of any provision of this Section 10.6 or any other provision that purports to reduce any voting

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percentages or requirements set forth in the definition of “Required Lenders” and this Section 10.6;
(ii)releases of all or substantially all of the value of the Guaranty (other than in accordance with the Financing Documents);
(iii)modifications to the pro rata sharing provisions among the Lenders or pro rata Commitment reductions, except as otherwise set forth in the Financing Documents;
(iv)consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Financing Document, without the written consent of all Lenders, except with respect to any such assignment or transfer resulting from any transactions permitted by Section 10.7 (Successors and Assigns; Participations).
Notwithstanding anything herein to the contrary, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder except that (x)  the Revolving Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender materially and more adversely than the other affected Lenders shall require the consent of such Defaulting Lender, (B) only the consent of the applicable Issuing Bank and the Administrative Agent shall be required with respect to any amendment that, (i) extends the Letter of Credit Expiration Date beyond the Final Maturity Date, (ii) extends the time for payment of any interest, fees or premium payable to such Issuing Bank (it being understood that no amendment, modification or waiver of any condition precedent, covenant, or event of default shall constitute any such extension), (iii) reduces any reimbursement obligation in respect of any Letter of Credit owed to such Issuing Bank or (iv) increases the Letter of Credit sublimit of such Issuing Bank, (C) the consent of the Administrative Agent or the applicable Issuing Bank, as applicable, will also be required with respect to modifications of the Financing Documents which adversely affects the rights and duties of the Administrative Agent or such Issuing Bank and (D) the Borrower and the Administrative Agent may (or, at the written direction of the Borrower, the Administrative Agent shall), without the need to obtain consent of any other Lender (other than, in the case of clause (x)(iv) below, the Extending Lenders with respect to the applicable Extended Commitments)or Issuing Bank, enter into an amendment or other modification to this Agreement and the other Financing Documents (x) to effectuate (i) any Additional Secured Indebtedness satisfying the conditions of Section 2.23 (Additional Secured Indebtedness), (ii) any Additional Unsecured Indebtedness satisfying the conditions of Section 2.24 (Additional Unsecured Indebtedness), (iii) any increase in Revolving Commitments in accordance with Section 2.25 (Increase of Revolving Commitments) and (iv) any Extension Amendment in accordance with Section 2.28 (Amend and Extend) and (y) to permit the extensions of credit from time to time thereunder and the accrued interest and fees in respect thereof to share equally and ratably in the benefits of this Agreement and the other Financing Documents, as applicable (including, by the Administrative Agent modifications to the “Required Lender” definition and related definitions).

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(d)Non-Responding Lenders. If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Financing Document or any other vote of Lenders under the terms of this Agreement, other than in respect of Section 10.6(b) above, within ten (10) Business Days or such longer period specified in the request (a “Non-Responding Lender”), the Revolving Commitment of such Non-Responding Lender shall be disregarded in determining the Revolving Commitments of the Lenders required to approve such consent, waiver or amendment.
(e)Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender or any Issuing Bank, execute amendments, modifications, waivers or consents on behalf of any Lender or Issuing Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.6 (Amendments and Waivers) shall be binding upon each Lender and Issuing Bank at the time outstanding, each future Lender or Issuing Bank and, if signed by a Loan Party, on such Loan Party.
10.7Successors and Assigns; Participations.
(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. Neither the Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrower without the prior written consent of all Lenders (except to the extent resulting from any transaction permitted pursuant to Section 6.3 (Fundamental Changes)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any benefit, legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Register. The Borrower, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders or Issuing Banks in the Register as the holders and owners of the corresponding Revolving Commitments and Loans listed therein for all purposes hereof. The entries in the Register shall be conclusive absent manifest error. No assignment or transfer of any such Revolving Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in clause (d) below. Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender or Issuing Bank shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Commitments or Loans.

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(c)Right to Assign.
(i)Lender Assignments. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Revolving Commitment and Loans owing to it and any participations in Letters of Credit that it has purchased (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Revolving Commitments) to a Person (A) with the Required Ratings and (B) who also (1) meets the criteria of clause (i) of the definition of the term of “Eligible Assignee” or (2) meets the criteria of clause (ii) of the definition of the term of “Eligible Assignee” and, solely in the case of this clause (2) (or an Eligible Assignee not satisfying the Required Ratings requirement in clause (A) above), is consented to by the Borrower and the Issuing Banks (such consent not to be (x) unreasonably withheld or delayed or (y) in the case of Borrower, required at any time an Event of Default pursuant to Section 8.1(a) (Failure to Make Payments When Due), Section 8.1(e) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) or Section 8.1(f) (Voluntary Bankruptcy; Appointment of Receiver, Etc.) shall have occurred and then be continuing); provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof. Any assignment in violation of this Section 10.7(c)(i) (Lender Assignments) shall be null and void.

(ii)Issuing Bank Assignments. Each Issuing Bank shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Letter of Credit Issuance Commitment and any Letters of Credit that it has issued (provided, however, that pro rata assignments shall not be required; provided, further, that no partial assignment of any outstanding Letter of Credit shall be permitted) to a Person with the Required Ratings who is also an Eligible Assignee and reasonably satisfactory to the Administrative Agent as a Issuing Bank hereunder and consented to by the Borrower (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Borrower, required at any time an Event of Default pursuant to Section 8.1(a) (Failure to Make Payments When Due), Section 8.1(e) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) or Section 8.1(f) (Voluntary Bankruptcy; Appointment of Receiver, Etc.) shall have occurred and then be continuing); provided further that (A) Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof. Upon a Issuing Banks assignment of L/C Obligations and Letter of Credit Issuance Commitments to an additional Issuing Bank, (a) such additional Issuing Bank shall become vested with all of the rights, powers, privileges and duties of a Issuing Bank hereunder, and (b) the assignee Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, assigned to such Issuing Bank. Any assignment in violation of this Section 10.7(c)(ii) (Issuing Bank Assignments) shall be null and void.

(d)Mechanics.
(i)Assignments and assumptions of Loans and Revolving Commitments by Lenders shall be effected by execution and delivery to the Administrative

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Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to withholding tax matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.18(c) (Status of Lenders), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender).
(ii)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(e)Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Revolving Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Revolving Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Revolving Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Revolving Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.7 (Successors and Assigns; Participations), the disposition of such Revolving Commitments or Loans or any interests therein shall at all times remain within its exclusive control); and (iv) it will not provide any information (other than customary administrative information) obtained by it in its capacity as a Lender to the Borrower or any Affiliate of the Borrower.
(f)Effect of Assignment. Subject to the terms and conditions of this Section 10.7 (Successors and Assigns; Participations), as of the Assignment Effective Date (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder and under the other Financing Documents to the extent of its interest in the Loans and Revolving Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which

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survive the termination hereof under Section 10.9 (Survival of Representations, Warranties and Agreements)) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Financing Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Revolving Commitments shall be modified to reflect any Revolving Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(g)Participations.
(i)Each Lender shall have the right at any time to sell one or more participations without restriction to any Person (other than Borrower, any of its Subsidiaries or any of their respective Affiliates, or any natural Person) in all or any part of its Revolving Commitments, Loans or any other Obligation. Each Lender that sells a participation pursuant to this clause (g) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to the Revolving Commitments, Loans and other Obligations (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Revolving Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Revolving Commitment, Loan or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and Proposed Section 1.163-5(b) (or, in each case, any amended or successor version). Unless otherwise required by the U.S. Internal Revenue Service (“IRS”), any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) subject to the terms, conditions and limitations set forth in Section 10.6 (Amendments and Waivers), extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon or

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reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Revolving Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), or (B) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, except to the extent resulting from any transaction permitted pursuant to Section 6.3 (Fundamental Changes) or (C) release all or substantially all of the Subsidiary Guarantors from the Guaranty (in each case, except as expressly provided in the Financing Documents) supporting the Loans hereunder in which such participant is participating.
(iii)The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.17 (Increased Costs; Capital Adequacy) and 2.18 (Taxes; Withholding, Etc.) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section10.7 (Successors and Assigns; Participations); provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.17 (Increased Costs; Capital Adequacy) or 2.18 (Taxes; Withholding, Etc.) than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation, (y) a participant shall not be entitled to the benefits of Section 2.18 (Taxes; Withholding, Etc.) unless such participant agrees, for the benefit of the Borrower, to comply with Section 2.18 (Taxes; Withholding, Etc.) and provide all forms required by Section 2.18(c) (Status of Lenders) as though it were a Lender (it being understood that the forms required by Section 2.18(c) (Status of Lenders) shall be delivered to the participating Lender and if required by law for reduced withholding, copies shall be delivered to the Borrower or to the Administrative Agent) and (z) a participant agrees to be subject to the provisions of Sections 2.18 (Taxes; Withholding, Etc.) and 2.21 (Removal or Replacement of Lenders) as if it were an assignee under clause (c) of this Section 10.7 (Successors and Assigns; Participations); provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.5 (Set Off) as though it were a Lender, provided such participant agrees to be subject to Section 2.15 (Ratable Sharing) as though it were a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Sections 2.18 (Taxes; Withholding, Etc.) and 2.21 (Removal or Replacement of Lenders) with respect to any participant.
(h)Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.7 (Successors and Assigns; Participations) any Lender or Issuing Bank may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender or Issuing Bank, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank or other central bank; provided, that no Lender or Issuing Bank, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further that in no event shall the

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applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or “Issuing Bank” or be entitled to require that assigning Lender to take or omit to take any action hereunder.
10.8Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. Any determination regarding whether or not a Default or Event of Default has occurred or is existing or continuing under this Agreement or any other Financing Document shall be made by the Borrower and the Required Lenders (or Administrative Agent) to the extent such Default or Event of Default, if it had occurred, would be waivable by the Required Lenders pursuant to Section 10.6 (Amendments and Waivers) hereof. The Lenders shall act collectively through Administrative Agent with respect to all such determinations; provided that the Required Lenders may direct Administrative Agent with respect to any such determination; provided further that the foregoing shall not in any manner prohibit any Lender from communicating with any other Lender or with Administrative Agent regarding any such actual or claimed Event of Default, Default, default, event or condition, what action the Borrower have taken, are taking and propose to take with respect thereto, the terms and conditions of any amendment or waiver with respect to such Default or Event of Default or any other matter relating to the Loan Parties or any Financing Document.
10.9Survival of Representations, Warranties and Agreements.
All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.16(c) (Compensation for Losses), 2.17 (Increased Costs; Capital Adequacy), 2.18 (Taxes; Withholding, Etc.), 10.3 (Expenses) and 10.4 (Indemnity), 10.5 (Set Off), 10.8 (Independence of Covenants) and 10.24 (No Fiduciary Duty) and the agreements of Lenders set forth in Sections 2.15 (Ratable Sharing), 9.3(b) (Exculpatory Provisions) and 9.6 (Right to Indemnity) shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder and the termination hereof.
10.10No Waiver; Remedies Cumulative.
No failure or delay on the part of any Agent, any Issuing Bank or any Lender in the exercise of any power, right or privilege hereunder or under any other Financing Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Financing Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Nothing herein shall prohibit any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Financing Documents.

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10.11Marshalling; Payments Set Aside.
Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Issuing Bank or Lenders (or to the Administrative Agent, on behalf of Lenders or any Issuing Bank), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
10.12Severability.
In case any provision in or obligation hereunder or under any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Without limiting the foregoing provisions of this Section 10.12 (Severability), if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or an Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13Obligations Several; Independent Nature of Lenders’ Rights.
The obligations of Lenders (which term shall include each Issuing Bank for purposes of this Section 10.13 (Obligations Several; Independent Nature of Lenders’ Rights)) hereunder are several and no Lender shall be responsible for the obligations or Revolving Commitment of any other Lender hereunder. Nothing contained herein or in any other Financing Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and (subject to the provisions hereof) enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
10.14Headings.
Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
10.15APPLICABLE LAW.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND

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ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
10.16CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER FINANCING DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 (NOTICES); (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS, ISSUING BANKS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE ENFORCEMENT OF ANY JUDGMENT. EACH LOAN PARTY, FOR ITSELF AND ITS AFFILIATES, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
10.17WAIVER OF JURY TRIAL.
EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER FINANCING DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE

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SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 (WAIVER AND JURY TRIAL) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
10.18Confidentiality.
Each Agent and each Lender (which term shall for the purposes of this Section 10.18 (Confidentiality) include each Issuing Bank) shall hold all non-public information regarding Borrower and its Subsidiaries and Affiliates and their respective businesses identified as such by the Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and each Agent and each Lender and each Agent may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective officers, directors, partners, members, employees, legal counsel, independent auditors and other experts, agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18 (Confidentiality)) who need to know such information and on a confidential basis, (ii) disclosures of such information reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein, by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations under the Loans or any potential providers of credit protection, in each case, who are advised of the confidential nature of such information, (iii) disclosure to any rating agency on a confidential basis; provided that such information is supplied to such rating agency after consultation with Administrative Agent, (iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (v) disclosures in connection with the exercise of any remedies hereunder or under any other Financing Document, (vi) disclosures to the extent that such information is publicly available or becomes publicly available other than by reason of improper disclosure by such Person, (vii) disclosures received by a Person on a non-confidential

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basis from a source (other than the disclosing party or any of its affiliates, advisors, members, directors, employees, agents or other representatives) not known by such Person to be prohibited from disclosing such information to such Person by a legal, contractual or fiduciary obligation, (viii) disclosures to the extent that such information was already in the disclosing party’s possession or is independently developed by the disclosing party, (ix) with respect to the Arrangers only, disclosures for purposes of establishing a “due diligence” defense, (x) disclosures to market data collectors and similar services providers in the lending industry, and service providers to the Administrative Agent, the Arrangers and the Lenders in connection with the administration and management of the Loans, (xi) disclosures required or requested by any court, administrative or governmental agency, body, committee or representative thereof or by the NAIC or pursuant to applicable law or legal, administrative or judicial process, or pursuant to a subpoena or order issued by a court of competent jurisdiction, in which case such Person agrees to inform Borrower promptly thereof to the extent permitted by applicable law and (xii) disclosures upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such Person or any of its Affiliates. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all Persons without limitation of any kind, the Tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other Tax analyses) that are provided to any such party relating to such Tax treatment and tax structure. However, any information relating to the Tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the U.S. federal income Tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.
10.19Usury Savings Clause.
Notwithstanding any other provision herein, the aggregate interest rate charged by any Lender with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate applicable to such Lender. If the rate of interest (determined without regard to the preceding sentence) under this Agreement charged by any Lender at any time exceeds the Highest Lawful Rate applicable to such Lender, the outstanding amount of the Loans held by such Lender made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due thereunder equals the amount of interest which would have been due thereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made thereunder are repaid in full the total interest due thereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due thereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid to such Lender and the amount of interest which would have been paid to such Lender if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate applicable to such Lender, then any such excess shall be cancelled

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automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder to such Lender or be refunded to the Borrower.
10.20Effectiveness; Counterparts.
This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Agreement.
10.21Entire Agreement.
This Agreement and the other Financing Documents with respect to fees payable to the Administrative Agent or the syndication of the Loans and Revolving Commitments constitute the entire contract and understanding among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
10.22Patriot Act.
Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each Lender, Agent and Issuing Bank. The Borrower agrees to provide any information reasonably requested in writing by the Administrative Agent, pursuant to this Section 10.22 in connection with its or any Lender’s compliance with the PATRIOT ACT and Beneficial Ownership Regulations.
10.23Electronic Execution of Assignments.
The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state, provincial or territorial laws based on the Uniform Electronic Transactions Act.
10.24No Fiduciary Duty.
Each Agent, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), are full service financial institutions engaged, either directly or through their respective affiliates, in a broad array of activities,

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including commercial and investment banking, financial advisory, market making and trading, investment management (both public and private investing), investment research, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage and other financial and non-financial activities and services globally. In the ordinary course of their various business activities, each Lender and funds or other entities in which the Lenders invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. In addition, any Lender may at any time communicate independent recommendations and/or publish or express independent research views in respect of such assets, securities or instruments. Any of the aforementioned activities may involve or relate to assets, securities and/or instruments of the Borrower and/or any of its Affiliates, as well as of the Borrower and/or other Persons which (i) may be involved in transactions arising from or relating to the Transactions or (ii) have other relationships with Borrower or its Affiliates. In addition, any Lender may provide investment banking, commercial banking, underwriting and financial advisory services to such other Persons. The Transactions may have a direct or indirect impact on the investments, securities or instruments referred to in this Section 10.24 (No Fiduciary Duty), and employees working on the financing contemplated hereby may have been involved in originating certain of such investments and those employees may receive credit internally therefor, and may have economic interests that conflict with those of the Loan Parties, their respective equity holders and/or their respective Affiliates. Although any Lender in the course of such other activities and relationships may acquire information about the Transaction or other Persons which may be the subject of the Transactions, none of the Lenders shall have any obligation to disclose such information, or the fact that such Lender is in possession of such information, to the Loan Parties or to use such information on the Loan Parties’ behalf. Each Loan Party acknowledges and agrees that nothing in the Financing Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, their respective equity holders or their respective Affiliates, on the other. The Loan Parties acknowledge and agree that (i) each Lender will act under the Financing Documents as an independent contractor, (ii) the transactions contemplated by the Financing Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (iii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, their respective equity holders or their respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its equity holders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Financing Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, any of their respective management, equity holders, Affiliates, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that the Loan Parties, their respective equity holders and their respective Affiliates are each responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto. In addition, any

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Lender may employ the services of its Affiliates in providing services hereunder and may exchange with such Affiliates information concerning Borrower or its equity holders or their respective Affiliates and other companies that may be the subject of the Transactions, and such Affiliates will be entitled to the benefits afforded to such Lender hereunder. Consistent with each Lender’s policies to hold in confidence the affairs of its customers, each Lender will not furnish confidential information obtained from the Loan Parties by virtue of the Transactions to any of its other customers. Furthermore, the Loan Parties acknowledge that none of the Lenders or any of their respective Affiliates has an obligation to use in connection with the Transactions, or to furnish to the Loan Parties, confidential information obtained or that may be obtained by them from any other Person.
Each of the Lenders or Issuing Banks or its respective Affiliates are, or may at any time be, a counterparty (in such capacities, the “Derivative Counterparties”) to the Loan Parties and/or any of their respective subsidiaries with respect to one or more agreements with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by to the Loan Parties (collectively, the “Derivatives”). Each Loan Party acknowledges and agrees for itself and its subsidiaries that each Derivative Counterparty (a) will be acting for its own account as principal in connection with the Derivatives, (b) will be under no obligation or duty as a result of such Lender’s or its respective Affiliates’ role in connection with the Transactions or otherwise to take any action or refrain from taking any action, or exercising any rights or remedies, that such Derivative Counterparty may be entitled to take or exercise in respect of the applicable Derivatives and (c) may manage its exposure to the Derivatives without regard to such Lenders’ or its respective Affiliates’ role hereunder.
10.25Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank, or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five (5) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.25 (Erroneous Payments) and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient

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to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within two (2) Business Days of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.25(b) (Erroneous Payments).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.25(b) (Erroneous Payments) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.25(a) (Erroneous Payments) or on whether or not an Erroneous Payment has been made.
(c)Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Financing Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Financing Document with respect to any

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payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)
(i)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Revolving Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with Borrower) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Commitments of any Lender and such Revolving Commitments shall remain available in accordance with the terms of this Agreement.
(ii)Subject to Section 10.6 (Amendments and Waivers) (but excluding, in all events, any assignment consent or approval requirements (whether from Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency

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owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Financing Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that Borrower’s Obligations under the Financing Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower; provided that this Section 10.25(e) (Erroneous Payments) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from Borrower for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 10.25 (Erroneous Payments) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Revolving Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document
10.26Restricted Lenders. Notwithstanding anything to the contrary in Section 5.9 (Sanctions and Anti-Corruption Laws) or Section 5.3(Compliance with Law) of this Agreement, in relation to each Loan Party that is incorporated in Germany or that otherwise notifies its Agent to this effect (each a “Restricted Lender”), the representations and undertakings in the provisions of such Sections shall only apply for the benefit of such Restricted Lender and shall only be given by a Loan Party to such Restricted Lender to the extent that the sanctions provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or

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(ii) a violation or conflict with Section 7 of the foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 and Section 19 paragraph 3 no. 1(a) foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute as in effect in that Restricted Lender’s home jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CHENIERE ENERGY PARTNERS, L.P.
as Borrower

By Cheniere Energy Partners, GP, LLC as its general partner

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Vice President, Finance and Treasury

Signature Page to CQP 2023 Senior Unsecured Credit Facility

CHENIERE PIPELINE GP INTERESTS, LLC
as Subsidiary Guarantor

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Vice President, Finance and Treasury
Signature Page to CQP 2023 Senior Unsecured Credit Facility

CHENIERE ENERGY INVESTMENTS, LLC
as Subsidiary Guarantor

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Vice President, Finance and Treasury
Signature Page to CQP 2023 Senior Unsecured Credit Facility

SABINE PASS LNG-GP, LLC
as Subsidiary Guarantor

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Vice President, Finance and Treasury

Signature Page to CQP 2023 Senior Unsecured Credit Facility

SABINE PASS LNG, L.P.
as Subsidiary Guarantor

By its general partner, Sabine Pass LNG-GP, LLC

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Vice President, Finance and Treasury

Signature Page to CQP 2023 Senior Unsecured Credit Facility

SABINE PASS TUG SERVICES, LLC
as Subsidiary Guarantor

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Vice President, Finance and Treasury
Signature Page to CQP 2023 Senior Unsecured Credit Facility

CHENIERE CREOLE TRAIL PIPELINE, L.P.
as Subsidiary Guarantor

By its general partner, Cheniere Pipeline GP Interests, LLC

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Vice President, Finance and Treasury

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

MUFG BANK LTD.,
as Administrative Agent

By:	/s/ Lawrence Blat
	Name:	Lawrence Blat
	Title:	Authorized Signatory
Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
as Lender

By:	/s/ Cara Younger
	Name:	Cara Younger
	Title:	Managing Director

By:	/s/ Armen Semizian
	Name:	Armen Semizian
	Title:	Executive Director
Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

BANCO SANTANDER S.A., NEW YORK BRANCH,
as Lender

By:	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Managing Director

By:	/s/ Daniel Kostman
	Name:	Daniel Kostman
	Title:	Executive Director

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Christopher Baethge
	Name:	Christopher Baethge
	Title:	Vice President
Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

BANK OF CHINA, NEW YORK BRANCH,
as Lender

By:	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Executive Vice President
Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as Lender

By:	/s/ Peter O’Neill
	Name:	Peter O’Neill
	Title:	Managing Director, Project Finance & Infrastructure

By:	/s/ Luis Rios
	Name:	Luis Rios
	Title:	Executive Director, Energy Transition Project Finance & Infrastructure

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

CHINA MERCHANTS BANK CO., LTD., NEW YORK BRANCH,
as Lender

By:	/s/ Xin He
	Name:	Xin He
	Title:	Deputy General Manager

By:	/s/ Joseph M. Loffredo
	Name:	Joseph M. Loffredo
	Title:	Deputy General Manager

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

CITIBANK, N.A.,
as Lender

By:	/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Vice President
Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Lender

By:	/s/ Page Dillehunt
	Name:	Page Dillehunt
	Title:	Managing Director

By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

DBS BANK LTD.,
as Lender

By:	/s/ Ronald Wong
	Name:	Ronald Wong
	Title:	Senior Vice President
Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

GOLDMAN SACHS BANK USA,
as Lender

By:	/s/ Andrew Vernon
	Name:	Andrew Vernon
	Title:	Authorized Signatory
Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

HSBC BANK USA, National Association,
as Lender

By:	/s/ Balaji Rajgopal
	Name:	Balaji Rajgopal
	Title:	Director

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
as Lender

By:	/s/ Lin Sun
	Name:	Lin (Allan) Sun
	Title:	Head of Project and Infrastructure Finance

By:	/s/ Yeqing Liu
	Name:	Yeqing (Ivy) Liu
	Title:	Assistant Vice President
Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

ING Capital LLC,
as Lender

By:	/s/ Subha Pasumarti
	Name:	Subha Pasumarti
	Title:	Managing Director

By:	/s/ Catharina van der Woude
	Name:	Catharina van der Woude
	Title:	Director

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

INTESA SANPAOLO S.P.A., NEW YORK BRANCH,
as Lender

By:	/s/ Nicholas A. Matacchieri
	Name:	Nicholas A. Matacchieri
	Title:	Managing Director

By:	/s/ Stephen J. Spencer
	Name:	Stephen J. Spencer
	Title:	Managing Director

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Arina Mavilian
	Name:	Arina Mavilian
	Title:	Authorized Signatory

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

MIZUHO BANK, LTD.,
as Lender

By:	/s/ Edward Sacks
	Name:	Edward Sacks
	Title:	Authorized Signatory

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

MORGAN STANLEY BANK, N.A.,
as Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

MUFG BANK, LTD.,
as Lender

By:	/s/ Chip Lewis
	Name:	Chip Lewis
	Title:	Managing Director

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

NATIXIS, NEW YORK BRANCH,
as Lender and Issuing Bank

By:	/s/ James Kaiser
	Name:	James Kaiser
	Title:	Managing Director

By:	/s/ Amit Roy
	Name:	Amit Roy
	Title:	Managing Director
Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Jason S. York
	Name:	Jason S. York
	Title:	Authorized Signatory

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

SOCIÉTÉ GÉNÉRALE, as
Lender and Issuing Bank

By:	/s/ Eric Kim
	Name:	Eric Kim
	Title:	Managing Director

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

STANDARD CHARTERED BANK,
as Lender

By:	/s/ Kristopher Tracy
	Name:	Kristopher Tracy
	Title:	Director, Financing Solutions

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

SUMITOMO MITSUI BANKING CORPORATION,
as Lender and Issuing Bank

By:	/s/ Jeffrey Cobb
	Name:	Jeffrey Cobb
	Title:	Director

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH
as Lender and Issuing Bank

By:	/s/ Joe Lattanzi
	Name:	Joe Lattanzi
	Title:	Managing Director

Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

TRUIST BANK,
as Lender

By:	/s/ Benjamin L. Brown
	Name:	Benjamin L. Brown
	Title:	Director
Signature Page to CQP 2023 Senior Unsecured Credit Facility

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender and Issuing Bank

By:	/s/ Borden Tennant
	Name:	Borden Tennant
	Title:	Director

Signature Page to CQP 2023 Senior Unsecured Credit Facility